UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           SCHEDULE 14A


   Proxy Statement Pursuant to Section 14(a) of the Securities
   Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only
	  (as permitted by Rule 14a-6(e)(2)
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-827


                Empire State Building Associates
          (Name of Registrant as Specified In Its Charter)


            (Name of Person(s) Filing Proxy Statement,
                  if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required

[x]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)     Title of each class of securities to which transaction applies:
       Participations.

2)     Aggregate number of securities to which transaction applies: [  ].

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined): The fee is equal to 1/50th of 1% of the assumed fair market value of the Property, which is presumed to be the aggregate of the cash to be received by the Registrant.

4)     Proposed maximum aggregate value of transaction: $60,000,000.

5)     Total fee paid: $12,000.


[x]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount Previously Paid:

2)     Form, Schedule or Registration Statement No.:
       Schedule 14A.

3)     Filing Party: Registrant

4)     Date Filed: ___________________



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                EMPIRE STATE BUILDING ASSOCIATES
                  c/o Wien & Malkin LLP
                   60 East 42nd Street
                New York, New York 10165
                 Telephone: 212-687-8700
                 Telecopier: 212-986-7679





					September 14, 2001


TO PARTICIPANTS IN EMPIRE STATE BUILDING ASSOCIATES:

        I am writing to recommend that you authorize Associates' acquisition of fee title to the Empire State Building, on which it now holds a lease expiring in 2076. The existing fee owner has indicated willingness to sell for $57.5 million. I and the other Agents for the Participants believe this acquisition would be an intelligent decision for Associates, one which will substantially increase the value of your investment.

Benefits of Acquisition

        Below is a summary of the benefits for Associates which we believe the
acquisition will include.   Please read the enclosed Statement in its entirety
for a full explanation before returning your Consent form.

        1. In any sale the price for the combined fee title and leasehold will substantially exceed the price for the leasehold alone plus the cost of this acquisition.

        2. With the depreciation tax benefits created by the acquisition, after-tax cash distributions to Participants with the acquisition are projected to be nearly equal to after-tax distributions without the acquisition.

        3. Financing, as and when needed, can be placed on the combined fee title and leasehold without requiring consent by a third party fee owner and on better terms, thereby avoiding reduction of distributions and phantom taxable income if significant capital expenditures are required.

        4. Associates will no longer be exposed to further litigation expense and loss from claims by a third party fee owner.

        5. Associates will avoid present liability under the master lease for property restoration costs which might exceed insurance proceeds.

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        6. Ownership of the fee title will convert Associates' wasting leasehold into a permanent asset.

Recommended Proposals

   The Agents request your consent to the following interdependent Proposals:

   (a) the acquisition so long as the purchase price does not exceed $57.5 million and the total cost of acquisition and financing does not exceed $60.5 million;

   (b) financing up to 100% of the cost of acquisition by a non-recourse mortgage from an institutional lender, with any balance paid from funds held in reserve by Associates; and

   (c) effecting the acquisition alone or with Associates' sublessee on terms consistent with the existing economic relationship or with an unrelated third party on terms the Agents believe to be beneficial to Associates.

       I recommend that Participants consent to all the Proposals. The Agents do not intend to proceed with the acquisition unless consent is granted for all the Proposals.

Consent Requirements

       Consent of all Participants is required to authorize each Proposal. However, if Participants owning 80% of the interests in an Agent's group consent to a Proposal, each participating agreement allows such Agent to purchase at book value the interest of any Participant who fails to consent within 10 days after the Agent has mailed a written notice of such 80% consent. As of June 30, 2001, the book value of an original $10,000 participating interest was $1,506. Each Agent intends to effect such purchase for the account and benefit of such Agent's participating group. However, the Agents will not purchase any non-consenting Participant's interest until a further written notice has been sent to such Participant advising that at least 80% of the Participants in his group have consented to this acquisition program and that such non-consenting Participant is being afforded a further 10-day opportunity to consent.

*[Voluntary Compensation Program

        In 1991, more than 81% in interest of the Participants approved a voluntary individual program to share with Wien & Malkin LLP, which has served as Associates' Supervisor from inception, a portion of excess distributions from any capital transaction, without changing the existing compensation to Wien & Malkin. Approving Participants receive each year a pro rata portion of additional compensation to which Wien & Malkin is otherwise entitled from reductions in master lease rent.

        Any Participant whose interest in Associates is not already subject to this voluntary program may now approve the same voluntary program which is in effect for more than 81% of the Participants. An approving Participant

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will receive now the pro rata payment from Wien & Malkin retroactive to the January 1, 1992 start of this program of approximately $140 for each original $10,000 participating interest.

        This voluntary program is to be voted upon separately. Only Participants who give this additional approval will be bound to the voluntary program and receive such pro rata share of Wien & Malkin's additional compensation.]

        Please carefully review the enclosed Statement. Any Participant with a question may wish to consult with such Participant's legal or other adviser. Separately, any Participant who desires additional information available to Wien & Malkin should contact at Wien & Malkin (212-687-8700) Stanley Katzman, Thomas N. Keltner, Jr., or Alvin Silverman regarding the Proposals and the voluntary program or Ned Cohen or Melanie Boruch regarding signing and returning the Consent [and Agreement].

        To permit Associates' timely action on this important acquisition opportunity, please do return the Consent [and Agreement] in the enclosed envelope as soon as possible.


                                        Very truly yours,

                                        Peter L. Malkin


                THE AGENTS RECOMMEND YOUR CONSENT.
            PLEASE SIGN, DATE AND IMMEDIATELY RETURN
               THE ENCLOSED CONSENT [AND AGREEMENT].

*Note: The material in brackets has been included in this letter only for certain participants who have not previously agreed to the voluntary compensation program.



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                EMPIRE STATE BUILDING ASSOCIATES

                STATEMENT ISSUED BY PETER L. MALKIN,
           ANTHONY E. MALKIN, AND THOMAS N. KELTNER, JR.
                 AS AGENTS FOR THE PARTICIPANTS
        IN THE SOLICITATION OF CONSENTS OF PARTICIPANTS



                   Dated:  September 14, 2001



                        INTRODUCTION

        This Statement is being furnished to the Participants in Empire State Building Associates ("Associates") by Peter L. Malkin, Anthony E. Malkin, and Thomas N. Keltner, Jr. as agents (the "Agents") for the Participants in connection with the Agents' solicitation of consents to a program to purchase the fee title to the Empire State Building and the underlying land (the "Fee Title"), subject to Associates' existing leasehold of the Building and land (the "Leasehold").

        The owner of the Fee Title, Trump Empire State Partners (the "Fee Owner"), has indicated a current intention to sell the Fee Title at a price of $57.5 million. Peter L. Malkin and the other Agents believe that Associates' acquisition of the Fee Title at this price would be an intelligent decision for Associates which would substantially increase the value of Associates' investment.

        Peter L. Malkin and the other Agents strongly urge Participants to consent to amending the Participating Agreements to effect the following proposals for acquisition and financing (the "Proposals"):

        (a) to purchase the Fee Title subject to the Leasehold for a price not to exceed $57.5 million on the basis that the total cost (including all acquisition and financing costs) shall not exceed $60.5 million by using its proceeds from a mortgage authorized hereunder and/or its reserves from overage rent paid by the operating sublessee of the Building, Empire State Building Company (the "Operating Sublessee"), and/or a joint venture authorized hereunder;

        (b) to mortgage the Fee Title and the Leasehold on a non-recourse basis with an institutional lender to finance up to 100% of Associates' costs for acquisition of the Fee Title on such terms as the Agents believe to be beneficial for Associates, including authority to refinance such mortgage from time to time in the future at not more than the same principal amount plus transaction costs; and

                                -1-
        (c) to effect the acquisition and financing authorized hereunder, either alone or with the Operating Sublessee on such joint venture or lease terms as the Agents, in consultation with an independent expert, believe to be generally consistent with the existing economic relationship between Associates and the Operating Sublessee or with any third party on such joint venture or lease terms as the Agents believe to be beneficial for Associates.

        The Agents recommend that Participants consent to all the Proposals so that Associates may acquire the Fee Title with both debt and equity resources and may offer the Operating Sublessee and perhaps other third parties an opportunity to participate in the acquisition on terms which the Agents believe to be beneficial for Associates. The Agents do not intend to proceed with the acquisition unless consent is granted for all the Proposals.


                PROJECTED BENEFITS OF ACQUISITION AND FINANCING PROGRAM

        The Agents believe the benefits for Associates from the acquisition and financing program will include the following:

        1. The Fee Title will convert Associates' wasting Leasehold into a permanent asset.

        2. Sale of the Leasehold alone will not attract consideration of many international and institutional buyers who are the best candidates to compete for a "trophy" like the Empire State Building, thereby limiting the marketability of Associates' interest and reducing its value in the market for sale. Combining the Fee Title and the Leasehold should bring a substantially higher price than the sum of the sale price for the Leasehold and the cost of the proposed acquisition of the Fee Title.

        3. Purchase of the Fee Title creates depreciation deductions which can shelter part of the distributions from current income tax for Participants and, with or without use of any reserves and/or overage rent, after all acquisition debt service should result in an after-tax return to Associates comparable to that without the acquisition.

        4. Financing may be placed on the Fee Title to fund future improvement or other costs without any requirement for consent from a third party fee owner. The ability to place such financing on the Property will accelerate and stabilize distributions to Participants. The inability to finance the ongoing improvement program, because the consent of the Fee Owner was unavailable, has required that all improvements be paid from current cash flow, thereby reducing Associates' distributions to the Participants during the last 10 years by more than $30 million.

        5. Associates will be given more favorable interest rate, amortization, and other terms in any financing, because the lender will not be concerned about the expiring nature of the collateral. Many lenders are unwilling to make long-term or low-amortization loans at all if the collateral is a leasehold.
                                  -2-
        6. Controlling the Fee Title will eliminate Associates' risk of litigation expense and loss arising from claims made by a third party owner. $5.2 million in legal defense fees and court costs were incurred on behalf of Associates and the Operating Sublessee from 1994 through 2000 to preserve Associates' Leasehold from Fee Owner claims of default which were repeatedly dismissed by the court. For a description of the recent litigation with the Fee Owner, see "LITIGATION."

        7. Associates will avoid present liability under the Master Lease for property restoration costs which might exceed insurance proceeds. If the Empire State Building were to be destroyed in an attack similar to the recent terrorist attack on the World Trade Center, or in some other disaster, Associates could presently be obligated to reconstruct the Building even if funds from insurance were not available or adequate.

        Attached as Exhibit E are financial projections prepared by Associates' Supervisor which indicate that after-tax distributions to the Participants from Associates' operations in 2002 would be approximately the same with or without purchase of the Fee Title, assuming 100% mortgage financing for the purchase and subject to the other assumptions noted therein. Such projections should be read in conjunction with the historical financial statements of Associates attached as Exhibit C hereto and the unaudited pro forma financial statements for 2000 and first six months of 2001 included as part of Exhibit E. The 2002 projections are for illustrative purposes only and cannot be read as an assurance of actual earnings or results in the future.

                TERMS OF SOLICITATION OF CONSENTS
It is anticipated that this Statement and the accompanying form of Consent will be mailed to Participants on September 14, 2001. The solicitation of Consents will terminate on December 31, 2001, unless extended by the Agents, but in no event later than June 30, 2002. The Agents will advise all Participants of the results of the solicitation within 20 days after the termination date noted above.

        A. Consents

           Consents in the form enclosed should be signed by Participants and returned to Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165,
Attention: Melanie Boruch. Additional copies of Consents may be obtained from Melanie Boruch at such address or at 212-850-2742.

           The signature on each Consent should conform to the name shown on such Consent. Consent for a Participant such as a corporation, partnership or trust should be signed by a person with authority to sign on its behalf.
An individual who holds a participation in more than one name or capacity may receive more than one Consent and should sign and return all such Consents.
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           A Consent which is signed and returned without a choice indicated for any Proposal shall constitute a consent for such Proposal. Once given, consent shall be irrevocable.

           Any Participant with a question should contact at Wien & Malkin (212-687-8700) Stanley Katzman, Thomas N. Keltner, Jr., or Alvin Silverman regarding the Proposals or Ned Cohen or Melanie Boruch regarding signing and returning the Consents.

        B. Purchase of Non-Consenting Participants

           The consent of all Participants is required to authorize each Proposal. If Participants owning 80% of the interests in an Agent's group consent to a Proposal, each participating agreement allows such Agent to purchase at book value the interest of any Participant who fails to consent within 10 days after the Agent has mailed written notice of such 80% consent. As of June 30, 2001, the book value of an original $10,000 participating interest was $1,506. Each Agent intends to effect such purchase for the account of such Agent's participating group. However, the Agents will not purchase any non-consenting Participant's interest until a further written notice has been sent to such Participant advising that at least 80% of the Participants in his group have consented and that such non-consenting Participant is being afforded a further 10-day opportunity to consent.

                BACKGROUND OF THE SOLICITATION:
             OWNERSHIP AND MANAGEMENT OF ASSOCIATES

        A. Organization of Associates

           Associates is a New York general partnership, which was formed to acquire the leasehold (the "Leasehold") of the Empire State Building in New York City and its underlying land (such Building and land being collectively the "Property") pursuant to a long-term net lease dated December 27, 1961 (the "Master Lease"). Associates was organized by Lawrence A. Wien, who served until his death in 1988 as an Agent, and by Peter L. Malkin, who continues to serve as an Agent with the other successor Agents from Wien
& Malkin.

          In accord with the original public offering of participating interests in Associates and the approved successor designations, three Agents from Wien & Malkin serve as general partners in Associates and act on behalf of the Participants, who hold economic interests through the Agents in Associates. Under each Participating Agreement, Participants have the right to approve or disapprove certain decisions by the Agent, such as amendment of the Participating Agreement or sale or financing of the Leasehold.

          Because Associates does not operate the Property and Wien & Malkin performs all of Associates' administrative functions, Associates has no employees.

        B. The Supervisor

           From the time Associates was formed, Wien & Malkin has served as Supervisor and has performed supervisory services on behalf of Associates, including receipt of rent from the Operating Sublessee, payment of Master Lease rent to the Fee Owner or its mortgagee, payment of monthly and special distributions to Participants, periodic physical inspection of the Property, preparation of reports to Participants, oversight of insurance, maintenance of Associates' books and records, supervision of Associates' accountants and tax filings, filing of periodic reports to the Securities and Exchange Commission, and numerous other supervisory services. For a fuller description of Wien & Malkin's supervisory services to Associates, see Exhibit A. Wien & Malkin maintains tax and financial accounting, bookkeeping, legal, and asset management staffs necessary to provide these services.
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           The Supervisor also serves as supervisor for the Operating Sublessee. For further information about the Supervisor and its roles and interests, see "POTENTIAL CONFLICTS OF INTEREST; SUPERVISORY AND OTHER SERVICES; OWNERSHIP OF INTERESTS" and Exhibits A and B to this Statement.

        C. The Master Lease

          The Master Lease, including renewal privileges, will expire January 5, 2076. The current term of the Master Lease will expire January 5, 2013, and three additional 21-year renewal terms may be effected by Associates without any additional consideration to the Fee Owner. The annual net rent payable by Associates during the term of the Master Lease is (i) $1,970,000 through January 5, 2013 and (ii) $1,723,750 thereafter during each of the remaining three successive 21-year renewal terms.

           The Master Lease obligates Associates, among other things, to pay all real estate taxes and other impositions, to keep the Building insured against casualty loss, general liability, and certain other risks, to comply with all laws, and to keep the Building, including all structural and non-structural components, in good order and condition and make all necessary repairs, replacements, renewals, alterations, additions, and betterments. The Master Lease is superior to any mortgage on the Fee Title.

        D. The Operating Sublease

           Empire State Building Company (the "Operating Sublessee") subleases the Property from Associates pursuant to an operating net sublease (the "Operating Sublease") for a term, including renewal privileges, which will expire January 4, 2076. The current term will expire January 4, 2013, and the Operating Sublessee has the right to renew for three additional 21-year terms upon appropriate notice without any additional consideration to Associates.

           The Operating Sublessee is a New York general partnership now composed of Leona M. Helmsley (63.75%), three entities controlled by Peter
L. Malkin (23.75%), Joan Konner (5%), Bluestein Family Partnership L.P. (5%), Bluestein Family Foundation Inc. (1.25%), and M. & T. Weiner Foundation (1.25%).

          The Operating Sublessee is required to pay Associates annual minimum net rent of $6,018,750 through January 4, 2013, and $5,895,625 thereafter through January 4, 2076. (In 2013, the Master Lease rent payable by Associates reduces by $246,250, and the annual minimum Operating Sublease rent payable to Associates reduces by $123,125, thereby producing a net annual savings of $123,125 for Associates.) The Operating Sublease obligates the Operating Sublessee to satisfy all Associates' obligations under the Master Lease, including real estate taxes, insurance, and property maintenance, other than payment of Master Lease net rent to the Fee Owner.

                                   -5-
          The Operating Sublessee is also obligated to pay to Associates additional rent ("Overage Rent") in an amount equal to 50% of the Operating Sublessee's annual net income as defined in the Operating Sublease in excess of $1,000,000. Overage Rent paid by the Operating Sublessee for the last three years was:

          1998 - $ 4,109,852
          1999 - $ 7,582,109
          2000 - $14,583,762

          Through Overage Rent, Associates will also receive the benefit of one-half of the savings realized by the Operating Sublessee from the reductions in annual minimum Operating Sublease rent as described above, yielding an annual increase in Overage Rent of $61,563 a year from and after 2013. The Operating Sublease is subordinate to any mortgage on Associates' Leasehold if the mortgage is held by an institutional lender and the annual sum of debt service (interest and amortization, excluding principal due at maturity) plus Master Lease rent does not exceed the annual minimum Operating Sublease rent.

          The annual debt service under any Leasehold mortgage could not exceed $4,048,750 through January 4, 2013 and $4,171,875 thereafter, for the Operating Sublease to be subordinate without the consent of the Operating Sublessee. The Agents intend, but are not obligated, to limit the amount of the acquisition cost that will be financed by debt, rather than by Overage Rent or Associates' reserves, to be within the maximum amount to which the Operating Sublease is subordinate. The Agents may use less debt to finance the acquisition than would be available within this subordination limit.

        E. The Building

           The Empire State Building is an international landmark. The Building was the tallest in the world when built in 1931 and remains among the tallest today. In recognition of its architectural distinction, the Building exterior was designated in 1981 as a New York City Landmark by the City's Landmark Preservation Commission and in 1986 as a National Historic Landmark by the United States Department of the Interior. The lobby, which has also been designated as a Landmark by the City of New York as an outstanding example of the "Art Deco" style, is finished with more than 10,000 square feet of marble.

           The Building occupies the west side of Fifth Avenue from 33rd to 34th Streets and covers a ground area of about 91,000 square feet, fronting approximately 198 feet on Fifth Avenue, 425 feet on 34th Street and 500 feet on 33rd Street. The Building is situated in midtown Manhattan between Grand Central Terminal and Pennsylvania Station.

           The Building is of concrete, limestone and granite, brick and steel construction, rising 102 stories above street level, with two stories below grade, and contains a net rentable area of approximately 2,250,000 square feet. Observatories are located on the 86th and 102nd floors. A 22-story television

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and FM antenna atop the 102nd floor is used for television, FM radio, and microwave transmissions to a five-state area. The Building is served by 63 automated passenger elevators, nine freight elevators, and eight escalators.

           During the 1980's, the central air-conditioning system was substantially upgraded, all public corridors were redecorated, and emergency lighting systems were installed. In 1990, the Operating Sublessee commenced a major improvement program, which is near completion at a total cost of approximately $70 million. Approximately 6,400 windows were replaced, the e levators were upgraded, a state of the art fire safety system was installed, the Building's facade was restored, and the security system was enhanced. All of the cost was paid from operating cash flow without borrowing.

           As of June 30, 2001, the Building was 94% occupied by approximately 927 tenants who engage in various professions and businesses. No one tenant occupies more than 3.8% of the Building, and the loss of any one tenant would not have a material adverse effect on the Operating Sublessee's operations.
The Empire State Building observatory is an international tourist attraction. More than 3,000,000 people have visited the observatory each year over the last three years.

        F. Rental Rates

           According to the managing agent of the Operating Sublessee, as of June 30, 2001, rents in the Building (exclusive of electricity charges and escalations) averaged approximately $38 per square foot, and rents under office leases made since March 2001 ranged from $40 to $50 per square foot. Higher rents are charged for space on the upper floors and for retail stores. Associates has been advised that in two neighboring 12- and 14-story office buildings (located at 358 Fifth Avenue and 362 Fifth Avenue), which contain upgraded standard installations but lack comparable views and light, rents now average approximately $40 per square foot. Rents at 3 Park Avenue, a 23-year old, 35-story office building located on 34th Street, currently average approximately $40 per square foot. The Building is not subject to governmental rent regulation. Any increase or decrease in the amount of rent payable by a tenant is governed by the market and the provisions of the tenant's lease.

        G. Financial Information

           Associates acquired the Master Lease in 1961 for $39 million, which was derived $33 million from the public offering of participations in Associates and $6 million from a Leasehold mortgage. Such mortgage was satisfied in 1984.

           For the years 1998, 1999 and 2000, the Participants received distributions representing an annual return on their original cash investment at the rates of 20.3%, 31.9%, and 51.8%, respectively. Each holder of an original $10,000 participation received for 2000 distributions of $5,182, which consisted of $1,178 from monthly distributions from the minimum Operating Sublease rent and $4,004 from the annual distribution from Overage Rent.

           Attached as Exhibit C are the audited financial statements of Associates for the last three calendar years ended December 31, 1998, 1999 and 2000, including statements of income and partners' capital and cash flows.

          Jacobs Evall & Blumenfeld LLP and its successor J.H. Cohn LLP have served as Associates' independent accountants from Associates' inception. J.H. Cohn LLP provides no services to Associates other than audit services, which include annual audits and review of Associates' financial statements, consultations relating to professional and regulatory accounting matters, and the preparation of Associates' income tax returns.

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        H. 1991 Solicitation for Consent to Associates' Acquisition of Fee Title

           In 1991, the Agents sought consent from the Participants to authorize Associates to purchase the Fee Title at a price not to exceed $32 million, the price at which representatives of the then fee owner had advised that the purchase could be concluded. More than 80% in interest of the Participants had so consented, and a buy-out of any non-consenting Participant at book value had thus been authorized. At that point, an unrelated party offered to purchase the Fee Title at a price reported by the seller to be $42 million. The Agents requested that the seller grant time for Associates to consider and seek approval of the higher price, but seller refused and proceeded with the higher offer. With no prospect for success, the Agents suspended the balance of the solicitation process. The Fee Title eventually passed to the current Fee Owner. For a description of the litigation which thereafter arose from the Fee Owner's unsuccessful attempt to terminate Associates' Leasehold, see "LITIGATION-Trump Empire State Partners v. Empire State
Building Associates."

          The 1991 solicitation for such consents separately included an individual voluntary program to share with Wien & Malkin a portion of excess distributions from any capital transaction. More than 81% in interest of the Participants individually authorized such program. For a description of the terms of such program, see "POTENTIAL CONFLICTS OF INTEREST; SUPERVISORY AND OTHER SERVICES; OWNERSHIP OF INTERESTS-Supervisory Services, item 6."

                        RECOMMENDED PURCHASE PROGRAM

        A. Grant of Authority to Acquire the Fee Title The Agents recommend that Associates be authorized to purchase the Fee Title subject to the Leasehold on such terms as the Agents believe to be beneficial for Associates for a price not to exceed $57.5 million on the basis that the total cost (including all acquisition and financing costs) shall not exceed $60.5 million through amendment of Associates' Participating Agreements.

           The Agents believe that Associates' acquisition of the Fee Title, alone or with the Operating Sublessee or another third party, will result in significant benefits to the Participants by assuring permanent control of the Property, by eliminating risk of litigation or loss from claims by any third party owner of the Fee Title, by allowing debt financing on the Building without third party fee owner approvals, by providing additional depreciable basis for additional tax deductions, and by enhancing the net financial results for Associates from any financing and any ultimate sale of the Property.
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           If authority is granted hereunder to acquire the Fee Title, Peter L. Malkin on behalf of Associates will negotiate with the Fee Owner for Associates or its designee to purchase the Fee Title for a price not to exceed $57.5 million. Associates will be the party to any resulting purchase contract, will pay any required contract deposits from its reserves, and will cause the purchase price and related costs to be paid at closing by it or its designee in accord with the acquisition and financing authorization granted hereunder, including any application of its reserves or Overage Rent for such purchase.
In the event that Associates or its designee does not complete the acquisition under the purchase contract, Peter L. Malkin shall have the right to assign the purchase contract to an alternate purchaser, so long as such assignee reimburses Associates for its contract deposits and direct contract costs. A summary of the anticipated terms of the purchase contract is attached as Exhibit D hereto, but no assurance can be given that a purchase agreement will in fact be concluded on the terms described herein or at all. Peter L. Malkin and the other Agents will proceed with any purchase contract for Associates only if
(a) the price does not exceed $57.5 million, (b) all acquisition and financing costs (including purchase price, closing costs, mortgage costs and fees, legal fees, title insurance, and related expenses) will not exceed $60.5 million, and
(c) the other material acquisition terms are believed by the Agents to be reasonable for Associates as purchaser.

          The Agents intend to exercise any authority granted hereunder to conclude the acquisition, to the extent reasonably practical, and substantially in accord with the following criteria:

                 (a) Closing may occur as soon as practicable after the receipt of Participant consents and financing commitments.

                 (b) As a condition to closing, insurable title to the Fee Title must be delivered, subject only to the Leasehold and commercially reasonable title exceptions. Title may be held in the name of an agent or nominee for Associates or any purchasing joint venture.

                 (c) If the Fee Owner or its successors were to sell or transfer Fee Title to a third party, the Agents will also be authorized, to avoid additional expense and to enhance Associates' negotiating strength, to purchase the Fee Title from such third party at any time on the discretionary terms described herein without requiring any further Participant consent.

           For a detailed discussion of the effects for a Participant of the purchase of the Fee Title, see "PROJECTED BENEFITS OF PURCHASE PROGRAM" and "RISKS OF PURCHASE PROGRAM."
                                   -9-
          Upon receipt of the required consents hereunder, the Agents will cause Associates' Participating Agreements and Partnership Agreement to be amended as reasonably required in their discretion to permit the acquisition of the Fee Title and to cause Associates'actions with respect to the Fee Title to be subject to the same Participant consent requirements and other limitations as now apply under the Participating Agreements with respect to the Leasehold. Such amendments would include those described below and any other determined by the Agents hereunder.

          Paragraph 2 of the Partnership Agreement provides, "The only purpose of the partnership shall be the ownership of the Master Lease." This would be amended by adding to the end of such sentence the following language: and the premises, alone or with others pursuant to a joint venture or similar arrangement." The Partnership Agreement defines the term "premises" to mean the Empire State Building and the underlying land. Paragraph 8 of the Partnership Agreement would be amended to provide that any sale, mortgage or transfer of the premises would require the agreement of all the partners, subject to applicable Participant consent provisions.

          Paragraph 4 of each Participating Agreement provides, "The Agent shall not agree to sell, mortgage or transfer The Property [i.e. the Agent's interest in Associates] or the Master Lease" without the consent of the Participants, subject to applicable Participant consent provisions. This would be amended by adding the words "or an interest in fee title to the premises" after the words "Master Lease" and by adding a provision to permit the acquisition, financing, and joint venture as described in this Section A and the following Sections B and C.

        B. Grant of Discretionary Authority to Mortgage the Fee Title and Leasehold for Associates' Acquisition and Financing Costs.

        The Agents recommend that Associates be authorized to mortgage the Fee Title and Leasehold on a non-recourse basis with an institutional lender to finance up to 100% of Associates' costs for acquisition and financing of the Fee Title on such terms as the Agents believe to be beneficial for Associates, including authority to refinance such mortgage from time to time in the future at not more than the same principal amount plus transaction costs.

        Associates currently does not have adequate cash reserves to fund acquisition of the Fee Title. However, based on current projections from the Operating Sublessee's managing agent, Overage Rent to be received for 2001 is expected to exceed $30 million (including more than $10 million derived from real estate tax refunds for prior years). To fund the acquisition costs, the Agents currently intend to use non-recourse institutional mortgage financing to the extent available on favorable terms. To the extent that the mortgage amount is less than the purchase costs, Associates would use a portion of Overage Rent for 2001 and reserves for any unfinanced balance of such costs. As shown in Exhibit E projections for 2002 and subject to the assumptions therein, purchase of the Fee Title using mortgage proceeds for 100% of the purchase costs should permit ongoing after-tax distributions with the acquisition comparable to those projected without the acquisition.

                          -10-
        Amortization of mortgage principal, and any resulting phantom income, will be spread over an indefinitely long term, since the Agents will have authority to refinance any such mortgage in the future at up to the same principal amount plus transaction costs.

        No Agent or Participant will have personal liability for the repayment of interest or principal of any loan. The Agents believe the risks of leverage from the proposed non-recourse mortgage on the Fee Title and Leasehold are not significant because, among other reasons, they believe any contemplated mortgage debt of up to $60.5 million will be substantially less than 25% of the combined value of the Fee Title and the Leasehold. For a discussion of risks associated with financing, see "RISKS OF PURCHASE PROGRAM."

        No mortgage brokerage commission will be paid in connection with the mortgage for the acquisition of Fee Title to any affiliate of the Malkins, or any other Agent, or Wien & Malkin, or any member or affiliate of the Operating Sublessee. Such a commission may be paid only at market rates to an independent broker which procures such financing.

        Based on preliminary discussions with prospective lenders, the Agents believe the interest rate for such a mortgage with a 10-year term would be approximately 6.5% in today's market, but rates may be different at the time of closing. The Agents currently intend to seek 10-year fixed-rate financing based on current low interest rates. The maturity and other terms of any refinancing will be based on the Agents' judgment as to then prevailing rates and market conditions. No commitment has been obtained from any lender, and no assurance can be given as to the actual mortgage terms.

        The Agents may from time to time refinance any mortgage made hereunder so long as the principal amount of the refinanced mortgage will not exceed the amount of the original mortgage plus refinancing transaction costs (including brokerage commissions, consulting and legal fees, and title and closing costs).

                C. Grant of Discretionary Authority for Joint Venture

        The Agents recommend that Associates be authorized to effect any Fee Title acquisition and mortgage financing authorized under Section A and B either alone or with the Operating Sublessee on such joint venture or lease terms as the Agents believe, in consultation with an independent expert, to be generally consistent with the existing economic relationship between Associates and the Operating Sublessee or with any third party on such joint venture or lease terms as the Agents believe to be beneficial for Associates.

        In view of the Operating Sublessee's coordinate involvement in the Property with Associates from inception in 1961 to the expiration of both positions in 2076, the Agents believe it is appropriate to offer the Operating Sublessee an opportunity to participate in the purchase of the Fee Title on such terms. A joint venture with any party, which could include amendment of the Master Lease or Operating Sublease, formation of a new joint venture owner of the Fee Title, and non-recourse mortgage and merger of certain interests in the Property, may be determined in part by an independent expert approved by the Agents and by negotiation with such party. The Agents will conclude a joint acquisition only if the Agents believe its terms are beneficial for A ssociates.

                              -11-
               CERTAIN TAX CONSEQUENCES OF THE PURCHASE PROGRAM

        A. Acquisition of the Fee Title By Associates

           If Associates acquires the Fee Title, Associates will as part of its ordinary operations and tax compliance obtain an appraisal confirming the allocation of the purchase price of the Fee Title between depreciable real property and non-depreciable land.

           The portion of the purchase price allocated to depreciable real property would be depreciated over the statutory tax recovery period of 39 years. The Internal Revenue Service ("IRS") may contend that (a) the entire purchase price of the Fee Title must be allocated to non-depreciable land because Associates, as lessee under the Master Lease, has the exclusive use of the Building during the period of its remaining useful life or (b) in the alternative, the amount of the purchase price allocated to depreciable real property must be amortized over the remaining 74-year term of the Operating Sublease. If the IRS is successful in either contention, these additional annual depreciation deductions will be either eliminated or reduced by approximately 50%.

           If Associates places debt financing on its property, a portion of Associates' income would be unrelated business taxable income for any Participant which is a tax-exempt entity, except certain educational organizations and pension or other qualified plan trusts.

           If Associates obtains a mortgage loan to purchase the Fee Title, the recording of the mortgage will require payment of New York State and New York City mortgage recording taxes totaling 2.75% of the amount of the mortgage debt, which tax is included in the projected $60.5 million maximum total cost and will be funded by the financing or out of Overage Rent.

        B. Acquisition of a Joint Venture Interest in the Fee Title The Federal and State income tax consequences of any joint venture or similar arrangement cannot be determined until the terms of any related agreement have been established. The Agents will not enter into any joint venture or similar arrangement unless an independent tax counsel opines that the joint venture or similar arrangement would not be taxed at the entity level as a corporation for Federal and State income tax purposes.

                        RISKS OF PURCHASE PROGRAM

           As shown in the projections in Exhibit E, under the purchase program, a portion of current income distributable to the Participants each year will instead be applied to debt service on the acquisition mortgage. For a Participant with a $10,000 original participation in an acquisition financed 100% by an interest-only mortgage at 6.5%, this may reduce annual pre-tax distributions for the first year from $7,568 without the acquisition to $7,021 with the acquisition. The after-tax distributions for such year would be $4,266 without the acquisition or $4,125 with the acquisition. In sum, with 100% debt financing, after giving effect to enhanced tax shelter from the acquisition, the projected after-tax reduction in first-year distributions on a $10,000 participation would be less than $150. Any such reduction would be moderated or eliminated by joint venture contributions and in the opinion of Peter L. Malkin is more than offset by the benefits of control, financing efficiency, and higher sale value arising from the acquisition.

                                  -12-
          Acquisition financing could expose Associates and each Participant to certain risks of leverage, such as loss of collateral, which do not presently exist while the Leasehold is free of debt. The Agents believe any such risks of leverage to be remote because (i) any debt incurred by Associates will be non-recourse so that no Participant will have any personal liability for its repayment, (ii) it is intended that the amount of mortgage debt from inception will be limited to what can be serviced by basic rent payable by the Operating Sublessee not projected to be required for other uses and represents less than 25% of what the Agents believe to be the value of the mortgage collateral, (iii) about 51% of the mortgage debt service will be paid simply by applying amounts that are currently required to be paid for Master Lease rent and will no longer be required as rent after the acquisition, and (iv) the current profitability of the Property would have to fall by more than 67% below its most recent three-year annual average before Associates would be unable to pay annual debt service at the currently projected interest rate. These projections of value, interest rates, and debt service have been prepared by Associates' Supervisor at the request of the Agents, and actual amounts may vary materially from those projected.

          Under current market conditions, refinancing is readily available to Associates on maturity of a mortgage, but future conditions in the debt markets and future availability of loans for refinancing cannot be assured. The Agents believe that Associates' Leasehold and the Fee Title together, at the projected low level of debt in relation to collateral value, will be one of the most attractive financing opportunities available to lenders at the maturity of the proposed mortgage.

          The Agents intend to offer the Operating Sublessee and perhaps a third party a joint venture or lease arrangement to permit such joint venturer to join in the acquisition. Such an arrangement may afford ownership benefits with reduced cost and risk, as well as reduced control, for Associates. The Participants should be aware that such an arrangement may involve potential disputes with such joint venturer or its creditors. Any such dispute may result in expense for dispute resolution and disruption in Property operation or disposition. Neither the Malkins nor the other Agent nor their affiliates control the Operating Sublessee or any other potential joint venturer, so resolution of disputes will require agreement by other parties. Peter L.
Malkin and his family and certain other members of Wien & Malkin have interests in the Operating Sublessee, so that they will have a potential conflict of interest in any such dispute if the Operating Sublessee is involved. Peter
L. Malkin and the other Agents intend to adhere to fiduciary standards, to use all reasonable diligence, to draw upon their experience and that of the Supervisor Wien & Malkin, and to consult with an independent expert, in finalizing the terms of any joint acquisition.

           The acquisition of the Fee Title may result in an increased assessment for real estate tax purposes. To the extent that real estate taxes cannot be passed on to tenants under leases, and the Operating Sublessee is required to absorb any increased real estate taxes, Overage Rent payable to Associates would be adversely affected, but the impact will not be significant for each Participant.

                                      -13-
        THE FOLLOWING SECTION IS INCLUDED ONLY IN THE COPIES BEING SENT
         TO PARTICIPANTS WHO DID NOT APPROVE THE VOLUNTARY COMPENSATION
                          PROGRAM IN 1991:

         VOLUNTARY COMPENSATION PROGRAM FOR CAPITAL TRANSACTIONS

           The late Lawrence A. Wien, founder of Wien & Malkin, and Peter L. Malkin organized Associates in 1961 as original Agents for the Participants. Since that time, Wien & Malkin has acted as Associates' Supervisor. No Agent receives remuneration for serving as Agent.

           As Supervisor, Wien & Malkin receives a fixed annual supervisory fee of $100,000, plus incentive compensation equal to 6% of (1) one-half of the savings from the elimination of leasehold mortgage charges in 1984 and from the reductions in Master Lease rent in 1992 and 2013 and (2) any Overage Rent paid to Associates by the Operating Sublessee. From these receipts, Wien & Malkin pays Associates' regular accounting fees, certain other expenses of Associates, and supervisory costs. For a description of Wien & Malkin's services to Associates and related fees, see "POTENTIAL CONFLICTS OF INTEREST; SUPERVISORY AND OTHER SERVICES; OWNERSHIP OF INTERESTS."

           Without changing the original compensation payable from operating income, the Agents in 1991 sought Participants' approval for a voluntary individual program to share with Wien & Malkin a portion of excess distributions from any capital transaction income. The program also provided that approving Participants would receive each year a pro rata portion of Wien & Malkin's incentive compensation from reductions in Master Lease rent. More than 81% in interest of the Participants approved the program.

            This "VOLUNTARY COMPENSATION PROGRAM FOR CAPITAL TRANSACTIONS"
section is included in this Statement only for any Participant whose interest in Associates is not yet subject to any such program, so that such Participant may now consider approving the same 1991 voluntary individual program (the "Voluntary Program") which more than 81% of the Participants have approved.

            The Agents request that each such Participant now approve the Voluntary Program by signing the Authorization Agreement section of enclosed Consent, to confirm the following agreement with Wien & Malkin:

        1. The Participant will pay Wien & Malkin (a) 10% of the Participant's share of Net Proceeds from any Capital Transaction after a return to the Participant of such Participant's Remaining Cash Investment; (b) 10% of the Participant's share of any reduction in Master Lease rent (other than the reduction that occurred in 1992, is scheduled to occur in 2013, or would occur upon a purchase of the Fee Title hereunder); (c) if Associates should purchase the Fee Title alone, 10% of the Participant's share of the excess of (i) during the period from the date that each Participant agrees to the voluntary compensation program through 2012, $1,970,000, and (ii) thereafter, $1,723,750, over the financing charges incurred in any such year in

                                         -14-

           connection with the purchase of the Fee Title or any refinancing thereof; and (d) if Associates should enter into a joint venture or similar arrangement, 10% of the Participant's share of the excess of
           (i) during the period from the date that each Participant agrees to the voluntary compensation program through 2012, $1,970,000, and (ii) thereafter, $1,723,750, over the financing charges incurred in any such year in connection with the organization of the joint venture or the refinancing thereof.

        2. Wien & Malkin will assign, effective retroactively to January 1, 1992 and thereafter through January 5, 2076, to each approving Participant hereunder a pro rata portion of Wien & Malkin's incentive compensation which arises each year from the 1992 and 2013 reductions in Master Lease rent. This assignment will terminate if Associates no longer has any interest in the Property or Wien & Malkin is no longer receiving this incentive compensation. Payment to the Participant of all amounts arising from 1992 to date will be made by Wien & Malkin within 60 days after receipt of the Participant's approval. Thereafter, payment to the Participant will be made at least annually.

        3. The Authorization will be a binding and irrevocable agreement between the Participant and Wien & Malkin and their successors and assigns without regard to whether Associates acquires the Fee Title. Associates will be authorized to effect the payment and compensation arrangements on behalf of both parties.

Capitalized terms in the Authorization are defined below.

        "Capital Transaction" shall mean any one or more of the following transactions: (i) the original incurrence or refinancing of any indebtedness of Associates or any joint venture in which Associates has an interest, (ii) the sale, exchange, condemnation (or similar eminent domain taking), casualty or other disposition of all or any substantial part of the property, the Master Lease or Associates' interest in the Fee Title, the Property or the Master Lease held through any joint venture in which Associates has an interest, (iii) the liquidation and dissolution of Associates or (iv) any similar transaction or event, the proceeds of which are deemed attributable to capital in accordance with generally accepted tax or accounting principles.

        "Net Proceeds" shall mean the gross proceeds from any Capital Transaction less (i) all expenses incurred in connection with such transaction, (ii) in the case of any original incurrence of indebtedness or any refinancing, the amount of such indebtedness, after making or setting aside cash for making any expenditure to be financed by such indebtedness, (iii) in the case of any casualty or condemnation, any insurance proceeds or condemnation award to the extent applied to the restoration or repair of the Property and (iv) any reasonable reserve.
                                    -15-
        "Remaining Cash Investment" shall mean the capital contribution in Associates by the approving Participant or the original predecessor in interest, i.e., the Participant's pro rata share of Associates' $33 million in contributions by original investors, less any return of such original capital contribution from any Capital Transaction.

          It is not now possible to quantify the actual amount of compensation, if any, an authorizing Participant will pay to Wien & Malkin under the Voluntary Program. Such compensation to Wien & Malkin will be payable, if at all, only from excess distributions from a capital transaction such as a sale or financing, and the occurrence of any such transaction and the amount of any such distribution has not been estimated. No sale of Associates' interest in the Property is now planned.

          The Agents request that each Participant sign the Authorization Agreement not in expectation of receiving substantial payments from Wien & Malkin, but rather on the basis that such a payment to Wien & Malkin from any capital transaction such as a sale or financing would be appropriate for the following reasons:

     1. It is customary for sponsors of real estate investments to share substantially in both capital transaction income and operating income. The 10% share proposed here for Wien & Malkin is modest in relation to current investment programs and is payable only after the Participant has received a return of the original investment, in addition to all prior distributions from operating income.

     2. Wien & Malkin will not share in any distribution from any capital transaction, except with respect to distributions to a Participant who has approved the Voluntary Program.

     3. The payment to Wien & Malkin from capital transaction income under the Voluntary Program will approximate the capitalized value of its incentive compensation from operating income.

     4. Wien & Malkin has been Associates' Supervisor from inception for the life of this investment to date. Distributions on each original $10,000 investment have totaled $98,725.

        Because Authorizations will be obtained on an individual basis, no minimum number of Authorizations must be obtained hereunder. Only a Participant who has signed an Authorization will make this capital transaction payment to Wien & Malkin and will receive the share of Wien & Malkin compensation. Other Participants will not pay such compensation or receive such share.

THE PROGRAM TO PURCHASE FEE TITLE AND THE VOLUNTARY PROGRAM FOR CAPITAL TRANSACTION PAYMENTS ARE INDEPENDENT PROGRAMS. A PARTICIPANT MAY CONSENT
OR WITHHOLD CONSENT TO BOTH PROGRAMS OR CONSENT TO ONE PROGRAM BUT NOT THE OTHER. Any Participant who does not consent to the Voluntary Program will not be assigned the indicated portion of Wien & Malkin's incentive compensation, including the retroactive payment for amounts arising since 1992.
                                 -16-
POTENTIAL CONFLICTS OF INTEREST; SUPERVISORY AND OTHER SERVICES;
                OWNERSHIP OF INTERESTS

        No independent party has reviewed the transactions described herein, and proponents of the Proposals are subject to potential conflicts of interest described below. Such potential conflicts have been inherent in Associates investment program from inception in 1961.

        A. Supervisory and Other Services

        In accord with the original offering documents and as in effect from inception pursuant to the approved successor designations, each Agent is from Wien & Malkin, and Wien & Malkin serves as Supervisor of both Associates and the Operating Sublessee to perform the supervisory services described in Exhibits A and B, respectively. Wien & Malkin's compensation in connection with the foregoing is described below.

     1. From Associates, Wien & Malkin receives each year a fixed supervisory fee of $100,000, plus incentive compensation equal to 6% of any distribution of Overage Rent, 6% of one-half of the savings from the satisfaction of the original 1961 acquisition mortgage in 1984, and 6% of the savings from the 1992 and 2013 Master Lease rent reductions. Payments of such incentive compensation were $239,417 for 1998, $481,983 for 1999, and $902,727 for 2000.

     2. From the Operating Sublessee, Wien & Malkin receives each year a fixed supervisory fee of $270,000, plus incentive compensation equal to 10% of distributions over defined thresholds paid to various participants in two of the three Malkin-controlled entities in the Operating Sublessee. No such incentive compensation was paid in 1998 or 1999, and $31,658 was paid in 2000.

     3. Wien & Malkin receives additional fees in respect of Associates and the Operating Sublessee for certain special services, currently including
        (a) a service fee for administration and investment of each tenant security deposit account equal to 1% of the cash account balance, which fee in 2000 totaled $68,825 for 856 accounts and is deducted from interest otherwise payable to tenants, and (b) fees from Associates and the Operating Sublessee at Wien & Malkin's hourly rates for any special services performed beyond the scope of its supervisory services described in Exhibits A and B, which fees in 2000 totaled $2,449 from Associates and $62,925 from the Operating Sublessee.
                                     -17-
     4. Wien & Malkin performs real estate tax reduction services for the Operating Sublessee in conjunction with other service providers with respect to the Property's taxable assessment. The Operating Sublessee pays an aggregate fee for such services to all service providers equal to 10% of tax savings, if any. Wien & Malkin receives half of this 10% contingent fee. It received no compensation for such work from 1992 through 2000 and received $1,163,531 in 2001 for achieving a reduction of more than $27,000,000, including a refund of $26,000,256, for all tax years during the period from July 1, 1992 through June 30, 2000.

     5. Wien & Malkin, Peter L. Malkin, the other Agents and their affiliates and advisers are indemnified for any cost or liability (including reasonable fees of independent counsel) arising from good faith action taken in connection with services performed for Associates and the Operating Sublessee.

     6. Electing Participants and their successors representing approximately 81.62% of the total participations in Associates have agreed to an individual voluntary additional incentive compensation program pursuant to a consent solicitation in 1991, whereby Wien & Malkin is to receive in connection with certain distributions to Participants from a sale or financing:

            (i) 10% of funds distributable to each electing Participant from net sale or financing proceeds after such Participant has received a return of the original cash investment in respect of his participation;

           (ii) 10% of funds distributable to each electing Participant from any reduction in Master Lease rent (other than the reductions scheduled to occur in 1992 and 2013 and any reduction arising as a result of the acquisition and financing of the Fee Title); and

          (iii) 10% of funds distributable to each electing Participant from: (A) after Associates' sole purchase of the Fee Title, the amount by which annual financing charges in connection with the purchase or any refinancing thereof is less than $1,970,000 during 1992-2012 and $1,723,750 thereafter, or (B) after Associates' joint venture purchase of the Fee Title, the amount by which financing charges in connection with the organization of the joint venture or any refinancing thereof is less than such amounts during such periods.

           As part of the voluntary compensation program, Wien & Malkin agreed to pay each electing Participant a pro rata share of Wien & Malkin's compensation from the scheduled reductions in Master
           Lease rent effective in 1992 and 2013. For each $10,000 original investment, such payments were $13.64 for each of 1998, 1999, and 2000.
                                         -18-
        B.  Certain Ownership of Interests
            Any interest of each Agent in Associates or the Operating Sublessee arises solely from any ownership by him or his family of a participation therein. The Agents receive no extra or special benefit or compensation.
Each Agent may receive a share of fees and other compensation paid to Wien & Malkin by Associates and the Operating Sublessee. Peter L. Malkin and his family and certain other members of Wien & Malkin have interests in the Operating Sublessee.

                As of December 31, 2000:

        (i) Peter L. Malkin owned as trustee $255,000 of participations in Associates for trusts in which neither Mr. Malkin nor his family has a beneficial interest. Separately, entities for the benefit of Peter L. Malkin's family members (including Anthony E. Malkin) owned $546,250 of participations in Associates, representing approximately 1.66% of the outstanding participations. Peter L. Malkin disclaims any beneficial ownership in such family entities, except that certain family trusts are required to complete scheduled payments to Mr. Malkin.

        (ii) $94,583 of participations in Associates were owned for the benefit of the other Agents and their family members, representing approximately 0.29% of the outstanding participations.

        (iii) Three entities controlled by Peter L. Malkin owned 23.75% of the Operating Sublessee. 5.86% of the Operating Sublessee was owned through participations in such entities for the benefit of the Agents, other members of Wien & Malkin, and their families.

                     FEES AND EXPENSES

        Wien & Malkin will receive fees at its hourly rates for services in connection with this Statement, the proposed purchase contract with the Fee Owner, the Solicitation, and the implementation of any Proposal, including preparation, filing, and clearance with the Securities and Exchange Commission of this Statement; communications with Participants regarding the Solicitation and Proposals; negotiation, documentation, and closing of the acquisition of the Fee Title from the Fee Owner, the acquisition mortgage with the lender, and any joint venture or lease amendment made by Associates with the Operating Sublessee or a third party; and amendment of Associates' partnership agreement and participating agreements. Other service providers and counsel may also be engaged by Associates to assist in the foregoing transactions at customary compensation arrangements. Wien & Malkin, the Agents, and their affiliates and advisers will be indemnified by Associates for any cost or liability (including reasonable fees of independent counsel) arising from any good faith action taken in connection with the Solicitation, the purchase contract, and the implementation of any Proposal.
                                -19-

			LITIGATION
        There is no pending legal proceeding to which Associates is a party or to which any of its property is subject, other than litigation in the ordinary course of business covered by insurance and the following current or recently concluded proceedings. Studley v. Empire State Building Associates: In October 1991, the holder of a $20,000 original participation in Associates brought suit in New York Supreme Court against Associates' Agents and Supervisor, claiming that defendants had engaged in fiduciary breach and self-dealing in (a) the Agents' September 1991 solicitation of Participant consents for acquisition of the Fee Title from a predecessor owner and authorizations for compensation to Wien & Malkin on capital transactions and (b) other unrelated acts of the Agents and the Operating Sublessee, particularly with reference to the historical method for computing Overage Rent. In July 1997, the Supreme Court dismissed the plaintiff's action. In April 1998, the Appellate Division of the Supreme Court unanimously affirmed the dismissal of plaintiff's action, and the plaintiff was denied permission to appeal to the New York Court of Appeals. In October 1997, the plaintiff filed a further complaint in New York Supreme Court alleging similar claims, purportedly as a class action, and the Court dismissed the plaintiff's new complaint in its entirety. In October 2000, the Appellate Division affirmed the dismissal of the new complaint and later denied the plaintiff permission to appeal further. In April 2001, the New York Court of Appeals also denied plaintiff permission to appeal, thereby finally ending plaintiff's action. Associates paid approximately $1.7 million for costs in connection with this litigation and was reimbursed by the Operating Sublessee in accord with the Operating Sublease.

        Trump Empire State Partners v. Empire State Building Associates: In December 1994, the Fee Owner (Trump Empire State Partners) sent Associates a default notice claiming that the Operating Lessee's extensive improvements and/or an alleged need for Building repairs placed Associates in default under the Master Lease. In February 1995, Associates and the Operating Sublessee filed an action in New York Supreme Court ("Action No. 1") against the Fee Owner for a judgment that there was no such default and for an injunction against the Fee Owner's attempt to terminate the Master Lease.
In March 1995, the Court granted a preliminary injunction against the Fee Owner. In 1996, the Court granted two additional preliminary injunctions against the Fee Owner with respect to two additional default notices, and the Appellate Division affirmed the preliminary injunctions against the Fee Owner.

        In February 1995, the Fee Owner filed an action in New York State Supreme Court ("Action No. 2") against Associates, its Agents, the Supervisor, the Operating Sublessee, and its property manager, alleging its default notice was valid and seeking damages. In October 1996, the Court dismissed all the Fee Owner's claims in their entirety against all defendants, and the Appellate Division unanimously affirmed the dismissal.

        In May 1995, Associates and the Operating Sublessee filed a separate legal action in New York Supreme Court ("Action No. 3") against the Fee Owner and various affiliates for damages for breach of the Master Lease and disparagement of property and for a judgment that they may act as an owner of the Property for purposes of applications and related activities under the New York City Building Code. In October 1996, the Court sustained Associates' and the Operating Sublessee's claims to act as owner under the Building Code but dismissed the claims for damages, and the Appellate Division affirmed the dismissal.

                                -20-
        In 1999, the New York Supreme Court granted summary judgment in Actions No. 1 and 3 in favor of Associates and the Operating Sublessee against the Fee Owner. In June 2000, the Appellate Division affirmed the Court's summary judgment, ending all the actions brought by the Fee Owner. The Operating Sublessee and Associates have incurred approximately $5.2 million for costs in connection with this litigation.

        Wien & Malkin LLP, et. al. v. Helmsley-Spear, Inc.: In June 1997, Wien & Malkin as supervisor and Peter L. Malkin as a partner filed an action in New York Supreme Court on behalf of various entities seeking to replace Helmsley-Spear, Inc. as managing and leasing agent for their properties, including the Building. In 1997, the Court found that these claims must proceed to arbitration, and the plaintiffs' related claims for their own account against Leona Helmsley were settled by agreement. In the arbitration, Helsmley-Spear filed counterclaims against Mr. Malkin and Wien & Malkin, alleging breach of fiduciary duty and/or attorney ethics. In June 2000, the arbitration hearings were concluded. In March 2001, the arbitrators determined that the termination of Helmsley-Spear sought by plaintiffs would require a new vote under specified procedures by the partners in each operating entity (including the Operating Sublessee) and otherwise denying the claims of all parties. After Court confirmation of the arbitrators' decision, the plaintiffs in July 2001 filed a notice of appeal of parts of the decision, and such appeal remains pending.

        VOTING RIGHTS OF PARTICIPANTS; TRANSFER OF PARTICIPATIONS

        Each of the three Agents acts as agent for a group of Participants, with each group owning a one-third interest in Associates and holding $11 million of the original $33 million cash investment in Associates. At June 30, 2001, there were 2,654 Participants in Associates, and no Participant held more than 5% of the total outstanding participations.

        Each Participant's voting percentage in his group is determined by a fraction, of which the numerator is the original investment represented by his participation and the denominator is the group's $11 million original investment. Holders of participations as of June 30, 2001 will be recognized as entitled to vote in this Solicitation. However, if any participation is transferred before the consent therefor is made, the transferee will be entitled to vote. In addition, the Agent or his designee will be entitled to vote the participation of any non-consenting Participant whose interest is purchased by him under the Participating Agreement as described below.

        The consent of all Participants is required to authorize each Proposal. If Participants owning 80% of the interests in an Agent's group consent to a Proposal, each Participating Agreement allows such Agent to purchase at book value the interest of any Participant who fails to consent within 10 days after the Agent has mailed written notice of such 80% consent. As of June 30, 2001, the book value of an original $10,000 participating interest was $1,506. Each Agent intends to effect such purchase for the account and benefit of such Agent's participating group. However, the Agents will not purchase any non-consenting Participant's interest until 10 days after a further written notice has been sent to such Participant advising that at least 80% of the Participants in his group have consented and that such non-consenting Participant is being afforded a further 10-day opportunity to consent.
                                    -21-
        Participations are not traded on an established securities market, nor are they readily tradeable on a secondary market or the substantial equivalent thereof. Based on Associates' transfer records, participations are sold by holders from time to time in privately negotiated transactions, and, in many instances, Associates is unaware of the prices at which such transactions occur.

                        FURTHER INFORMATION

        Any document which is incorporated by reference into this Statement shall be sent by first-class mail, at no charge to the Participant, within three business days after receiving such Participant's request. Any such request shall be made by writing to Alvin Silverman, Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165-0015. Items subject to such a request include information filed with the Securities and Exchange Commission subsequent to the date on which this Statement has been sent to Participants.

        Any document subsequently filed by Associates with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1933, as amended, before the date on which the consents are used to effect the proposed actions shall be deemed to be incorporated by reference into this Statement.

        Each Participant may wish to consult with such Participant's legal or other adviser. Separately, any Participant who desires additional information available to Wien & Malkin should contact at Wien & Malkin (212-687-8700) Stanley Katzman, Thomas N. Keltner, Jr., or Alvin Silverman regarding the Proposals or Ned Cohen or Melanie Boruch regarding signing and returning the Consents.

PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE COLORED COPY OF THE
        CONSENT [AND AGREEMENT] IN THE ENCLOSED ENVELOPE.

                                -22-
                        LIST OF EXHIBITS


        Exhibit                                 Description


          A   -   Duties of Supervisor of Associates

          B   -   Duties of Supervisor of Operating Sublessees

          C   -   Historical Financial Statements for Associates

          D   -   Summary of Terms of the Purchase Agreement

          E   -    Projections and Pro Forma Financial Statements Illustrating
                   Effect on Associates and Participants of Assumed Purchase of the Fee Title

                                EXHIBIT A

                Duties of Supervisor of Associates

	Wien & Malkin has from the inception of Associates to the current date performed the following supervisory services on behalf of Associates:

- receives rent from, and monitors Operating Sublease performance by, Operating Sublessee

- inspects the Building and issues reports detailing the physical condition of the Building

- recommends development of capital improvement programs and oversees implementation of such programs

- makes distributions to the Participants

- pays mortgage debt service as and when the Leasehold is subject to a mortgage

- recommends whether and how to adjust debt financing on the Leasehold

- manages and temporarily invests funds from earnings prior to distribution

- oversees arrangements for insurance for the Building and reviews the coverage

- maintains Associates' books and records, including bank accounts

- retains and supervises the accountants for the Building and Associates

- pays from Supervisor's funds certain fees of independent accountants

- reviews and comments on financial statements and tax returns prepared by Associates' independent accountants

- distributes financial reports
- reviews and distributes Overage Rent reports

- coordinates the preparation and filing of annual income tax returns for Associates and tax information forms for the partners and Participants

- prepares and files periodic reports with the Securities and Exchange
  Commission

- prepares and distributes Form SD-1

- corresponds and communicates with Participants

	Wien & Malkin is designated in the partnership agreement of Associates as Supervisor for Associates. To this end, Wien & Malkin maintains accounting (both tax and financial), bookkeeping, legal, and asset management staffs.

                                EXHIBIT B

                Duties of Supervisor of Operating Sublessee

	Wien & Malkin has from the inception of Operating Sublessee to the current date performed the following supervisory services on behalf of Operating
Sublessee:

- initiates refinancings, net lease modifications, and sales and recommends whether and how to adjust debt financing

- reviews and approves business terms of all space lease transactions presented by the managing agent (including the proposed tenants, rents, work allowances and other financial terms)

- reviews and approves all bids presented to it by the managing agent for work to be done at the Building and oversees and reviews managing agent's procurement and contracting for work and supplies

- conducts partnership staff meetings and hosts and conducts annual and quarterly meetings concerning and to review the management and operation of the Building and prepares and issues the minutes for each meeting

- makes all distributions to and coordinates the preparation and filing of annual income tax returns for Operating Sublessee and tax information forms for the partners

- inspects the Building and issues reports detailing the physical condition of the Building

- invests partnership funds

- solicits, corresponds and communicates with the partners

- structures investment programs and oversees the implementation of such programs

- recommends development of marketing programs

- oversees arrangements for insurance for the Building and reviews the coverage

- pays net rent to Fee Owner or its designee and real estate taxes

- retains and supervises the accountants for Operating Sublessee

- reviews and comments on financial statements and tax returns prepared by Operating Sublessee' independent accountants

- prepares and distributes financial reports

        Wien & Malkin is designated in the joint venture agreement of Operating Sublessee as Supervisor for Operating Sublessee. To this end, Wien & Malkin maintains accounting (both tax and financial), bookkeeping, legal, and asset management staffs.

                             EXHIBIT C

        Historical Financial Statements of Associates



        [LETTERHEARD OF
        JACOBS EVALL & BLUMENFELD LLP]





        INDEPENDENT ACCOUNTANTS' REPORT



        To the participants in Empire State Building Associates (a
        Partnership):


        We have audited the accompanying balance sheet of Empire
        State Building Associates ("Associates") as of December 31,
        1998, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of Associates' management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire State Building Associates as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

        As discussed in Note 7 to the financial statements, Associates has been included as a defendant in actions with other related parties, including the Agents for Associates and Empire State Building Company, as sublessee.

                                             Jacobs Evall & Blumenfeld LLP
                                             Certified Public Accountants
                                             420 Lexington Avenue
                                             New York, N. Y. 10170

        March 31, 1999
                               -26-
                        EMPIRE STATE BUILDING ASSOCIATES

                                BALANCE SHEET

                              DECEMBER 31, 1998






        Assets
	Cash and cash equivalents:
           The Chase Manhattan Bank                          $       4,525
           Distribution account held by Wien & Malkin LLP          324,111
           Fidelity U.S. Treasury Income Portfolio               4,906,745
                                                                 5,235,381
	Additional rent due from Empire
         State Building Company                                    609,852

        Prepaid rent                                                23,831

	Leasehold on Empire State Building,
         350 Fifth Avenue, New York, N.Y.         $39,000,000
		Less: Accumulated amortization
                       of leasehold                36,081,426   2,918,574

                               Total assets                    $8,787,638


        Liabilities and partners' capital
	Liabilities:
                Accrued supervisory services     $    180,000
                Accrued legal fees                  1,460,341

                         Total liabilities                    $1,640,341

	Contingencies

        Partners' capital                                     7,147,297

              Total liabilities and partners' capital        $8,787,638










               See accompanying notes to financial statements.
                               -27-
                 EMPIRE STATE BUILDING ASSOCIATES

                      STATEMENT OF INCOME

                    YEAR ENDED DECEMBER 31, 1998





        Income:

        Basic rent                                            $ 6,018,750
	Additional rent						4,109,852
        Dividend income                                            84,615

                     Total income                              10,213,217


        Expenses:

        Leasehold rent                            $1,970,000
        Legal fees                                   188,104
        Supervisory services                         339,417

                    Total expenses                             2,497,521

        Income before amortization of leasehold                7,715,696

        Amortization of leasehold                                208,468

        Net income                                           $ 7,507,228




















                See accompanying notes to financial statements.
                              -28-
                          EMPIRE STATE BUILDING ASSOCIATES

                           STATEMENT OF PARTNERS' CAPITAL

                           YEAR ENDED DECEMBER 31, 1998




        Partners' capital, January 1, 1998                       $ 4,590,721

	Add, Net income for the year ended
         December 31, 1998                                         7,507,228
                                                                  12,097,949

	Less, Distributions:
          Monthly distributions,
          January 1, 1998 through December 31, 1998  $3,889,333

          Additional distribution on March 5, 1998    1,061,319    4,950,652


                 Partners' capital, December 31, 1998            $ 7,147,297




























	See accompanying notes to financial statements.
                              -29-
                       EMPIRE STATE BUILDING ASSOCIATES

                         STATEMENT OF CASH FLOWS

                       YEAR ENDED DECEMBER 31, 1998




        Cash flows from operating activities

         Net income                                             $ 7,507,228

	Adjustments to reconcile net income to
	 cash provided by operating activities:

                Amortization of leasehold                          208,468
		Changes in operating assets and liabilities:
			Additional rent due from
                         Empire State Building Company            (608,552)
                        Accrued supervisory services               112,256
                        Accrued legal fees                         188,104

                Net cash provided by operating activities        7,407,504


        Cash flows from financing activities

          Distributions to participants                        (4,950,652)

                  Net cash used in financing activities        (4,950,652)

        Net increase in cash and cash equivalents               2,456,852

        Cash and cash equivalents, beginning of year            2,778,529

          Cash and cash equivalents, end of year              $ 5,235,381















	See accompanying notes to financial statements.
                              -30-
                        EMPIRE STATE BUILDING ASSOCIATES

                        NOTES TO FINANCIAL STATEMENTS

                             DECEMBER 31, 1998





        1. Business Activity

	Empire State Building Associates ("Associates") is a general partnership which owns the master leasehold on the Empire State Building, located at 350 Fifth Avenue, New York City. Associates subleases the property to Empire State Building Company.




        2. Summary of Significant Accounting Policies

             Cash and cash equivalents

             Cash and cash equivalents include investments in money market funds and all highly liquid debt instruments purchased with a maturity of three months or less.

             Leasehold and amortization

             The leasehold is stated at cost. Amortization of the leasehold is being computed through its first renewal term by the straight-line method over its estimated useful life of 25 years, from January 1, 1988 to January 5, 2013 (see Note 4).

             Use of estimates

             In preparing financial statements in conformity with generally accepted accounting principles, management often makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




        3. Rent Income and Related Party Transactions

	The sublease provides for the same first renewal term and additional renewal options as the leasehold (see Note 4), less one day. In accordance with the terms of the operating sublease, annual minimum net basic rent is $6,018,750 during the first renewal term, and $5,895,625 during each of the remaining three renewal terms.
                                  -31-
                        EMPIRE STATE BUILDING ASSOCIATES

                    NOTES TO FINANCIAL STATEMENTS (Continued)






        3. Rent Income and Related Party Transactions (continued)

	Additional rent under the sublease is payable in an amount equal to 50% of the sublessee's annual net income, as defined, in excess of $1,000,000. Additional rent earned for the year 1998 was $4,109,852.

	A partner in Associates is also a partner in the sublessee.





        4. Leasehold Rent

	Pursuant to an operating lease dated December 27, 1961, as modified February 15, 1965, with the Prudential Insurance Company of America ("Prudential"), leasehold rent represents the net basic rent of $1,970,000 per annum for the remainder of the first renewal term of the lease from January 5, 1992 to January 5, 2013.

	The lease contains options for Associates to renew the leasehold for three additional terms of twenty-one years each. The basic rent is to be reduced to $1,723,750 per annum for each of the remaining three renewal terms.

	On November 27, 1991, Prudential sold the property to E. G. Holding Co., Inc. which, through merger and conveyance, transferred its interest as lessor to Trump Empire State Partners (see Note 7). Associates' rights under the master leasehold remain unchanged.





        5. Supervisory Services and Related Party Transactions

	Payments for supervisory services, including disbursements and cost of accounting services, are made to the firm of Wien & Malkin LLP. Some members of that firm are partners in Associates.





        6. Income Taxes

	Net income is computed without regard to income tax expense since Associates does not pay a tax on its income; instead, any such taxes are paid by the participants in their individual capacities.

                                -32-
                      EMPIRE STATE BUILDING ASSOCIATES

                NOTES TO FINANCIAL STATEMENTS (Continued)




        7. Litigation and Subsequent Events

        a. On October 21, 1991, in an action entitled Studley v. Empire
        State Building Associates et al., the holder of a $20,000 original participation in Associates brought suit in New York Supreme Court, New York County against the Agents for Associates (Peter L. Malkin, Donald A. Bettex and Alvin Silverman), in their individual capacities and Wien, Malkin & Bettex (currently "Wien & Malkin LLP"), counsel to Associates. The suit claims that the defendants had engaged in breaches of fiduciary duty and acts of self-dealing in relation to the Agents' solicitation of consents and authorizations from the participants in Associates in September 1991 and in relation to other unrelated acts of the Agents and the sublessee. By order dated July 14, 1997, the Court granted defendants' application for summary judgment and dismissal of the action. The Plaintiff applied for permission to appeal the Appellate Division's determination to the New York Court of Appeals, and that application was denied by both the Appellate Division and the Court of Appeals. The Plaintiff has filed a new complaint, which alleges claims similar to those asserted in the previously dismissed complaint. The defendants have applied for dismissal of the new complaint based on the prior dismissal orders and on other grounds. That application is pending and awaiting decision by the Court. It is not possible at this time to predict the outcome or range of potential loss, if any, which might result from this action. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

        b. In December 1994, Associates received a notice of default from Trump Empire State Partners ("Trump"). The Trump default notice to Associates claims that Associates was in violation of its master lease because of extensive work which the sublessee, Empire State Building Company ("Company"), had undertaken as part of an improvement program that commenced before Trump reportedly acquired its interest in the property in 1994. Trump's notice also complains that the building is in need of repairs. On February 14, 1995, Associates and Company filed an action in New York State Supreme Court against Trump for a declaratory judgment that none of the matters set forth in the notice of default constitutes a violation of the master lease or sublease, and that the notice of default is entirely without merit. Associates' and Company's suit also seeks an injunction to prevent T rump from implementing the notice of default ("Notice I"). On March 24, 1995, the Court granted Associates a preliminary injunction against Trump. In 1996 the Court granted two additional injunctions against Trump with respect to two additional default notices ("Notices II and III"). The preliminary injunctions prohibit Trump from acting on its notices of default to Associates at any time, pending the prosecution of claims by Associates and Company for a final declaratory judgment and an injunction and other relief against the Trump defendants. The Appellate Court has upheld and affirmed the granting of such preliminary injunctions against the Trump defendants.

        On June 5, 1998 the Company and Associates filed a motion for summary judgment in the Action in a companion action (the "Companion Action") entitled Empire State Building Associates and Empire State Building Company v. Donald Trump et. al., in which plaintiffs seek related declaratory and injunctive relief against Trump and its affiliates with respect to plaintiffs' rights to act as owner of the Building in dealings with the New York City Department of Buildings.
                               -33-
                     EMPIRE STATE BUILDING ASSOCIATES

	NOTES TO FINANCIAL STATEMENTS (Continued)



        7. Litigation and Subsequent Events (continued)

        In a decision and order dated March 10, 1999, the Court awarded partial summary judgment to Associates and Company in the Action, declaring that Notices II and III were invalid and of no force and effect, and Further declaring that there was no legal or factual basis for many of the defaults alleged in Notice I. The Court also awarded summary judgment to Associates in the Companion Action, declaring that Associates is entitled to act as "owner" of the Building for purposes of dealing with the Buildings Department and enjoining Trump from interfering with such right.

        Plaintiffs intend to challenge any future claims of default by Trump and, if appropriate, to renew their motion for summary judgment.
        No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

        c. Associates is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled New York Skyline Inc. v. Empire State Building Company, Empire State Building Associates, Neil H. Kessner, Helmsley-Spear, Inc. and Stephen A. Tole. This lawsuit, which was brought by a tenant in the Building and was filed on December 23, 1997, seeks at least $205,000,000 in damages.
        In its complaint, plaintiff-tenant asserts thirteen causes of action (twelve of which are against Company) in connection with its leases and license agreements of space in the Building and alleges that it is entitled to, among other things, specific performance as to its alleged rights under its leases and licensing agreements with Company, a declaratory judgment as to the rights of the parties under the leases and licensing agreements, any monies allegedly due plaintiff under those agreements, as well as injunctive relief and additional money damages. While the complaint includes Associates as a named defendant, it does not allege or identify any agreement between plaintiff and Associates or any other basis of liability on Associates' part to plaintiff.

        On or about February 5, 1998, plaintiff served an amended complaint which, among other things, added Kessner & Cyruli, f/n/a Nell H. Kessner & Associates, former landlord-tenant counsel for the Building, and Eileen Aluska, a former Helmsley-Spear, Inc. employee, as party defendants. The amended complaint asserts eleven causes of action, similar to those asserted in the original complaint.

        Associates served an answer to plaintiff-tenant's complaint, denying all material allegations of liability and damage. Associates is not a party to the leases and license agreements between plaintiff-tenant and Company.

        Counsel for Associates has not formed a professional conclusion that an adverse outcome is either probable or remote, although it notes that all causes of action asserted against Associates have already been dismissed as against Company and the Helmsley-Spear defendants. It is not possible at this time to predict the outcome or range of potential loss, if any, which might result from this action.
                                   -34-
                         EMPIRE STATE BUILDING ASSOCIATES

                   NOTES TO FINANCIAL STATEMENTS (Continued)




        8. Legal Fees and Related Party Transactions

	The accompanying statement of income reflects the accrual of legal expense of $188,104, consisting of $179,979 for advances by Wien & Malkin LLP for expenses of the Agents relating to the Studley suit for 1998 and $8,125 to Wien & Malkin LLP relating to an Agent succession program. The accompanying balance sheet reflects an accrued liability of $1,460,341 through December 31, 1998, consisting of an accrued liability for reimbursement owing to Agents of $1,272,237 at December 31, 1997 of their legal and accounting expenses relating to the Studley and Trump suits, plus the 1998 accrued expenses of $188,104. Through December 31, 1998 legal and accounting expenses in connection with the Studley suit amounted to $1,140,044, of which $827,740 has been advanced by Wien & Malkin LLP, counsel (a related party), to third party professional firms and $312,304 represents accumulated professional time of Wien & Malkin LLP. Counsel has advised that its records at December 31, 1998 also indicate $312,172 in accumulated professional time related to the Trump suits. Substantial additional legal and accounting costs may be incurred in both suits.

	The determination of the allocable share of the net legal and accounting costs and disbursements accrued by Associates that are chargeable to Company involve complex issues of fact and law. Therefore, although Associates may be entitled to indemnification from Company, because of uncertainties concerning these issues, amounts for professional fees to be reimbursed to Associates cannot be estimated, and consequently, have not been provided for in the accompanying financial statements.



        9. Concentration of Credit Risk

	Associates maintains cash balances in a bank, money market funds (Fidelity U.S. Treasury Income Portfolio) and a distribution account held by Wien & Malkin LLP. The bank balance is insured by the Federal Deposit Insurance Corporation up to $100,000, and at December 31, 1998 was completely insured. The cash in the money market funds and the account held by Wien & Malkin LLP are not insured. The funds held in the distribution account were paid to the participants on January 1, 1999.




                               -35-

        [LETTERHEARD OF
        MCGRATH, DOYLE & PHAIR]

        Empire State Building Company
        60 East 42nd Street
        New York, NY  10165

                We have audited the accompanying Comparative Combined Statement of Income of Empire State Building and Observatory for the years ended December 31, 1998 and 1997 for the purpose of determining "Net Operating Profit" and "Overage Rent" as those terms are defined in Section 2.05 of Agreement of Sublease dated December 27, 1961. During the years ended December 31, 1998 and 1997, the entire building, with the exception of the Observatory, was operated by Empire State Building Company and the Observatory was operated by Empire State Building, Inc. The Combined Statement of Income is the responsibility of the management of Empire State Building Company and Empire State Building, Inc. Our responsibility is to express an opinion on the Combined Statement of Income based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Income is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Income. We believe that our audit provides a reasonable basis for our opinion.

                In our opinion, the accompanying Comparative Combined Statement of Income of Empire State Building and Observatory presents fairly, in all material respects, the Net Operating Profit and Overage Rent for the years ended December 31, 1998 and 1997, in conformity with Section
        2.05 of the aforementioned Agreement dated December 27, 1961.

                As discussed in Note 3 to the Combined Statement of Income, the Empire State Building Company and other related parties have been named as defendants in legal actions. All defendants have denied all material allegations. It is not possible at this time to predict the outcome or range of potential loss, if any, which might result from those actions. No provision for any loss has been made in the accompanying Combined Statement of Income.


        New York, NY
        March 17, 1999
                                   36-

                    Empire State Building and Observatory
                  COMPARATIVE COMBINED STATEMENT OF INCOME

                                                                      Increase
                                                  1998       1997    (Decrease)
INCOME
 Rent, including electricity            $ 55,110,840  $ 53,800,622 $ 1,310,218
 Observatory admissions                   17,803,746    16,378,777   1,424,969
 Other observatory income                  1,228,170     1,194,070      34,100
 Antenna rent                              5,348,547     5,442,661     (94,114)
 Lease cancellation                           19,184       113,919     (94,735)
 Percentage rent                             676,098       625,929      50,169
 Net credit on water charges (Note 5)        366,094          -        366,094
 Other                                       739,511       879,686    (140,175)
 Total income                             81,292,190    78,435,664   2,856,526

OPERATING EXPENSES
 Rent                                      6,018,750     6,018,749           1
 Real estate taxes                        19,367,733    19,766,635    (398,902)
 Wages, contract cleaning and protection
    service                               12,386,259    11,808,525     577,734
 Electricity                               4,857,861     4,745,390     112,471
 Tenants' and building alterations,
    repairs and supplies                  11,157,243    12,528,746  (1,371,503
 Management fees and leasing commissions
 (No 1)                                    3,252,369     2,872,332     380,037
 Observatory:
  Wages                                    1,786,158     1,767,377      18,781
  Contracted  security                     2,212,386     2,139,784      72,602
  Advertising and public relations           379,065       228,608     150,457
  Payroll taxes and other labor cost         656,879       558,923      97,956
  Other taxes and expenses                   247,833       216,517      31,316
 Steam                                     1,205,017     1,455,313    (250,296)
 Professional fees (Note 2)                2,474,890     1,883,141     591,749
 Payroll taxes and other labor costs       2,980,013     3,265,122    (285,109)
 Insurance                                   540,241       725,396    (185,155)
 Water (Note 5)                                  -         959,828    (959,828)
 Rubbish removal                             399,546       463,205     (63,659)
 Advertising                                 339,632       331,726       7,906
 Telephone                                    84,702        69,572      15,130
 Fire alarm service                           63,618        18,955      44,663
 Directory service                             9,219         5,072       4,417
 New York State utility taxes (1987-1992)
  (Note 4)                                      -             -            -
 Interest on NYS  utility tax (Note 4)       340,453       127,811     212,642
 Utility taxes (Note 4)                      968,729       261,128     707,601
 Paging and other intercommunication          86,578       108,499     (21,921)
 Dues                                         35,403        35,719        (316)
 Licenses and permits                          4,372         3,366       1,006
 Other expenses                              217,537       267,624     (50,087)
 Total expenses before overage rent       72,072,486    72,633,063    (560,577)

NET OPERATING PROFIT                    $  9,219,704  $  5,802,601 $ 3,417,103

OVERAGE RENT, 50% OF NET OPERATING PROFIT
 IN EXCESS OF $1,000,000                $  4,109,852  $  2,401,300 $ 1,708,552

                        (See note to combined statement of income)

                                -37-






                Empire State Building and Observatory
                NOTES TO COMBINED STATEMENT OF INCOME

        NOTE
  1.	Management and leasing services were provided to Empire State Building
        Company ("Company") by entities in which the Estate of Harry B. Helmsley, a partner in Company, had a controlling interest through September 24, 1997. Through May 26, 1997, purchasing services were provided through an entity in which the Estate of Harry B. Helmsley had a controlling interest.

  2.	Professional fees include payments to Wien & Malkin LLP.  A partner in
        Wien & Malkin LLP is a partner in Company.

  3.	Litigation

        (a) On October 21, 1991, Julien J. Studley ("Studley"), the holder of a $20,000 original participation in Empire State Building Associates ("Associates"), the master lessee of the Empire State Building, brought suit against the Agents for Associates (Peter L. Malkin, Donald A. Bettex and Alvin Silverman); Company; Harry B. Helmsley, a partner in Company; and Wien, Malkin & Bettex, counsel to Associates. The suit claimed that the defendants have engaged in breaches of fiduciary duty and acts of self-dealing in relation to the Agents' solicitation of consents and authorizations of the Participants in Associates in September, 1991, and in relation to other unrelated acts of the Agents and the Sublessee. The suit is styled as a class action, but the Court was not asked to grant class certification. The suit seeks relief including an injunction and an accounting. In 1994, the action was dismissed against Company and Mr. Helmsley. In 1995, the plaintiff amended the complaint to allege, amongst other things, the underpayment by Company of overage rent due to Associates. In June 1996, plaintiff applied for partial summary judgment. In September 1996, defendants applied for summary judgment and dismissal of the action in its entirety. By order and decision dated July 14, 1997, the Court denied the plaintiff's motion for partial summary judgment, granted the defendants' motion for summary judgment, and dismissed the action.
        The Plaintiff filed an appeal with respect to the foregoing order.
        By decision and order entered April 2, 1998, the Appellate Division of the Supreme Court unanimously affirmed the order dismissing the action. The Plaintiff has applied for permission to appeal the Appellate Division's determination to the New York Court of Appeals, and that application has been denied by both the Appellate Division and the Court of Appeals. The Plaintiff has filed a new complaint, which alleges claims similar to those asserted in the previously dismissed complaint. The defendants have applied for dismissal of the new complaint based on the prior dismissal orders and on other grounds. That application is pending and awaiting decision by the Court. It is not possible at this time to predict the outcome or range of potential loss, if any, which results from this action. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

        (b) In December 1994, Empire State Building Associates ("Associates") received a notice of default ("Notice I") from Trump Empire State Partners ("Trump"). The Trump default notice to Associates claims that Associates is in violation of its master lease because of extensive work Company has undertaken as part of an improvement program that commenced before Trump reportedly acquired its interest in the property in 1994. Trump's notice also complains that the building is in need of repairs.

        On February 14, 1995, Associates and Company filed an action in the New York State Supreme Court against Trump for a declaratory judgment that none of the matters set forth in the notice of default constitutes a violation of the master lease or sublease, and that the notice of default is without merit. Associates' and Company's suit also seeks an injunction to prevent Trump from implementing the notice of default.

        On March 24, 1995, the New York State Supreme Court, in the foregoing action, granted Associates a preliminary injunction against Trump. Trump, thereafter, served two additional default notices ("Notices II and III") for which the Court had granted additional injunctions against Trump.
                                    -38-
                      Empire State Building and Observatory
                     NOTES TO COMBINED STATEMENT OF INCOME

        NOTE
  3.	Litigation (Continued)

        (b) (Continued)

       The injunctions prohibit Trump from acting on its notices of default to Associates, at any time, pending the prosecution of claims by Associates and Company for a final judgment granting a permanent injunction and other relief against the Trump defendants. On April 8, 1996, the Court granted Associates additional injunctions against Trump, which further prohibit Trump from seeking to terminate Associate's Master Lease. On August 19, 1996, the Court denied a motion by Trump to set aside the injunction granted in favor of Associates and against Trump on March
       24, 1995. The Court has directed the parties in the foregoing action to proceed with pretrial discovery. Trump has appealed the Court's injunction orders, and the Appellate Court has unanimously affirmed the appealed orders.

       On February 15, 1995, Trump filed an action against Associates,
       Company, Counsel, Harry B. Helmsley, Helmsley Spear, Inc. (the management company of the Building engaged by Company), and the Partners, in New York State Supreme Court, alleging that the notice of default is valid and seeking damages and related relief based thereon. On October 24, 1996, the Court dismissed all of Trump's claims in their entirety as against Associates and all other defendants in the foregoing action. Trump appealed this ruling and the Appellate Court unanimously affirmed dismissal of Trump's claims.

       In May 1995, Associates and Company filed a separate legal action against Trump and various affiliated persons for breach of the Master Lease and Sublease and for disparagement of the property in violation of Associates' and Company's leasehold rights. The action was amended to include additional claims by Associates and Company seeking a declaratory judgment that they may act as an owner of the Property for purposes of making applications and related activities pursuant to the New York City Building Code. Trump moved to dismiss the claims concerning the Building Code. By decision and order of October 24, 1996, the Court rejected Trump's motion and sustained Associates' and Company's claims concerning the parties who may act as owner of the Property under the Building Code. The Court directed that the claims should proceed to trial. At the same time, the Court dismissed Associates' and Company's claims against Trump and co-defendants for money damages. The Appellate Court has affirmed that portion of the Court's order dismissing the claims for money damages.

       On June 5, 1998, Associates and Company filed a motion for summary judgment against Trump and various affiliates that they may act as owner of the Property in dealing with the New York City Department of Buildings.

       In a decision and order dated March 10, 1999, the court awarded partial summary judgment to Associates and Company in the action, declaring that Notices II and III were invalid and of no force and effect, and further declaring that there was no legal or factual basis for many of the defaults alleged in Notice I. The court also stated that Trump appeared to concede that many of the remaining defaults alleged in Notice I had been corrected, and that Trump would be permitted to inspect the Building within 30 days of the date of the order to determine whether these claimed violations had in fact been corrected. Finally, the court directed Trump to notify plaintiffs, within 30 days of the completion of its inspection, as to which defaults it claims still exist, and the court granted plaintiffs permission to renew their motion for summary judgment with respect to any such remaining claims of default within 30 days of the receipt of Trump's notice. Plaintiffs intend to challenge any such claims of default by Trump and, if appropriate, to renew their motion for summary judgment.

       In its March 10, 1999 decision and order, the Court also awarded summary judgment to Associates in the Companion Action, declaring that Associates is entitled to act as "owner" of the Building for purposes of dealing with the Buildings Department and enjoining Trump from interfering with such right.

                                -39-

                        Empire State Building and Observatory
                       NOTES TO COMBINED STATEMENT OF INCOME

        NOTE
  3.	Litigation (Continued)

        (b)  (Continued)

        In connection with the Studley and Trump litigations, Associates may be entitled to reimbursement of its legal and accounting expenses from Company. Through December 31, 1998, such legal and accounting expenses in connection with the Studley suit have amounted to $1,140,044, of which $827,740 has been advanced by Wien & Malkin
        LLP, counsel (a related party), to third-party professional firms, and $312,304 represents accumulated professional time of Wien & Malkin LLP. In addition, counsel has advised that its records at December 31, 1998 indicate $312,172 in accumulated professional time and disbursements related to the Trump suits. Substantial additional legal and accounting costs may be incurred in both cases.

        The determination of the allocable share of the net legal and accounting costs and disbursements chargeable to Company involve complex issues of fact and law. Because of uncertainties concerning these issues, an amount for professional fees payable by Company cannot be estimated, and therefore, have not been provided for. Resolutions unfavorable to Company could result in material liabilities and charges which have not been reflected in the accompanying financial statements.

        (c) Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, but transferred down to the New York City Civil Court, entitled Robert D. Gould P.C. v. Empire State Building Company, et al. This lawsuit, which is brought by a tenant in the building, seeks $5,000,000 in damages for an alleged breach of lease and tortious conduct. The Supreme Court entered an order precluding plaintiff from proving damages by reason of its failure to serve an adequate bill of particulars. Plaintiff's motion to vacate the order of preclusion was denied, and its time to appeal from the order of preclusion expired. Because plaintiff is precluded from proving damages, the action has been transferred to the New York City Civil Court. Plaintiff has taken no step to prosecute the case subsequent to the transfer. The case has been dormant since 1996.

        (d) Company is a defendant in an action pending in the United States District Court for the Southern District of New York, entitled R. Gene Smith and Turbo Vision Limited Partnership vs. Neil H. Kessner, Richard
        C. O'Conor, Neil H. Kessner and Associates, Steven M. Durels, The
        Empire State Building Company and Stephen A. Tole. This lawsuit, which is brought by the principals of a tenant in the Empire State Building, alleges various claims for damages against the six named defendants in connection with plaintiffs' alleged construction and operation of an entertainment facility in the building. As against the Company, plaintiffs allege fraudulent inducement in connection with matters pertaining to the making of a lease agreement in connection with the foregoing entertainment facility, and to the construction and operation of the foregoing entertainment facility; and breach of the covenant of quiet enjoyment contained in the lease, which was entered into in connection with the foregoing entertainment facility. Plaintiffs allege that they expended funds and incurred future liabilities in connection with the construction and operation of the foregoing entertainment facility, and on each of their claims against the Company, plaintiffs allege damages in an amount not less than $5,000,000 and punitive damages in an amount not less that $10,000,000 (together with interest, attorney's fees, and the costs and disbursements of the action).
                                   -40-

                 Empire State Building and Observatory
                  NOTES TO COMBINED STATEMENT OF INCOME

        NOTE
  3.	Litigation (Continued)

        (d) (Continued)

        The Company has denied the material allegations of the complaint against it and has asserted various affirmative defenses. The Company has also asserted a cross-claim against defendant Stephen A. Tole for indemnification and/or contribution for the entire amount of any damages awarded in plaintiffs' favor against the Company, as well as a cross-claim against defendants Tole, Neil H. Kessner, Richard C. O'Conor, Steven M. Durels and Neil H. Kessner and Associates, jointly and severally, for contribution and/or indemnification for part or all of any such damages. The Company has furthermore filed a third-party complaint against Helmsley-Spear, Inc., as an agent of the Company and the employer of defendant Tole, asserting claims for indemnification, contribution and/or respondeat superior for the entire amount, or part thereof, of any damages awarded in plaintiffs' favor against the Company. The co-defendants and the third-party defendant have denied the material allegations of the cross-claims and third-party complaint.

        By a Stipulation and Order of Dismissal filed April 10, 1998, the Federal Court Action was dismissed, without prejudice, as against Company. (Because of that dismissal, certain cross-claims and a third-party complaint asserted by Company were also dismissed without prejudice.) Accordingly, the Federal Court Action is no longer pending against Company.

        On April 23, 1998, certain of the plaintiffs in the Federal Court Action (together with other parties) filed a new complaint in New York State court against Company, which was principally the same as the complaint originally filed in the Federal Court Action. Plaintiffs never served that state court complaint on Company and have not prosecuted that action.

        In January 1999, Company was informed by plaintiffs counsel that one or more of the plaintiffs intend to serve a complaint, presumably similar to the pleading in the prior actions, against Company.

        The Company intends, and has begun, to defend the action vigorously.
        The action is presently at a discovery stage, and counsel is not able to express an opinion as to the likely outcome or to estimate amounts or a range of potential losses or gains.

        (e) Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled New York Skyline Inc. v. Empire State Building Company, Empire State Building Associates, Neil H. Kessner, Helmsley-Spear, Inc. and Stephen A. Tole. This lawsuit which is brought by a tenant in the building and commenced on December 23, 1997 seeks at least $200,000 in damages. In its complaint, plaintiff-tenant asserts thirteen causes of action (twelve of which are against the Company) in connection with its leases and license agreements of space in the Building and alleges that it is entitled to, among other things, specific performance as to its alleged rights under its leases and licensing agreements with the Company, a declaratory judgment as to the rights of the parties under the leases and licensing agreements as well as any monies allegedly due plaintiff under those agreements, as well as injunctive relief and additional money damages.

        On or about February 5, 1998, plaintiff served an amended complaint which, among other things, added Kessner & Cyruli, f/n/a Neil H. Kessner & Associates, former landlord-tenant counsel for the building, and Eileen Aluska, a former Helmsley-Spear, Inc. employee and Peter L. Malkin, as party-defendants. The amended complaint asserted eleven causes of action against the Company, similar to those asserted in the original complaint.
                                 -41-

                        Empire State Building and Observatory
                        NOTES TO COMBINED STATEMENT OF INCOME

        NOTE
  3.	Litigation (Continued)

        (e) (Continued)

        By order and decision dated April 3, 1998 (the "April 3, 1998 Order"), the Court granted plaintiff a Yellowstone injunction on the condition that plaintiff pay $878,000 in back rent to the Company and ordered that a hearing be held to determine the amount due on disputed rent and license fees. Plaintiff made timely payment of the $878,000 to the Company. The hearing to determine the amount due on disputed rent and license fees has not yet been held.

        On March 16, 1998 the Company moved to dismiss the second, third, fifth, sixth, eighth, ninth and eleventh causes of action with respect to the amended complaint. By decision and order dated February 25, 1999, the Court granted the Company's motion to dismiss the second, fifth, sixth, eighth, ninth and eleventh causes of action, and denied the Company's motion to dismiss the third cause of action.

        By order to show cause dated December 22, 1998, plaintiff moved for a temporary restraining order and preliminary injunction preventing the Company from seeking to enforce a Notice of Default that the Company had served on plaintiff with respect to certain space leased to plaintiff under the lease dated as of March 1996 covering Rooms 209-214, 233-250 and 340-346 in the Building. The Company has opposed the motion and oral argument on the motion has not yet taken place.

        Counsel for Company has not formed a professional conclusion that in the action an adverse outcome is either probable or remote. It is not possible at this time to predict the outcome or range of potential loss, if any, which results from this action. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

        (f) Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled Magnifique Parfumes And Cosmetics, Inc. d/b/a Perfumania v. Empire State Building Inc.

        This is an action commenced on or about October 15, 1998 against Company (incorrectly named in the action as "Empire State Building, Inc.").

        This lawsuit which is brought by a tenant in the building seeks at least $700,000 in damages. In its complaint, plaintiff-tenant alleges that the Company breached its lease with plaintiff by, among other things, charging plaintiff for electricity on a submetering basis at a rate which far exceeds the rate permissable under the lease.

	On or about February 2, 1999, the Company served an answer to the complaint. The answer denied the material allegations of the complaint and asserted eight affirmative defenses.

	On or about February 22, 1999, the Company served an amended answer and counterclaim. The amended answer denied the material allegations of the complaint and asserted nine affirmative defenses.

	The counterclaim against plaintiff and Perfumania, Inc. (as guarantor) alleges that plaintiff breached certain obligations under the lease to pay certain rent, electricity and operating expense charges and owes the Company $37,312.11 in arrears under the lease.

	The Company intends to contest the case vigorously.

                                  -42-
                        Empire State Building and Observatory
                        NOTES TO COMBINED STATEMENT OF INCOME

        NOTE
  4.	Liabilities

        The State of New York has asserted utility tax deficiencies of $1,528,816 through December 31, 1992 in connection with water, steam and nonmetered electricity rent inclusion charges to tenants, plus estimated accrued interest of $797,713.

        The Supreme Court, New York County granted summary judgment in favor of the State, holding that the State utility tax applies to such rent inclusion charges. The ruling was affirmed by the Appellate Division. Company sought permission to appeal the Appellate Division's decision and order to the Court of Appeals. The Court of Appeals denied Company's motion. In May, 1996, Company entered into a settlement agreement with the State. Pursuant to the terms of the settlement agreement, Company agreed to pay the State $979,109, plus interest of approximately $605,000 through July 31, 1996. The State has agreed to payment of the aforesaid liability over a period of four years, commencing August, 1996, in equal monthly installments of $40,000, including interest on the unpaid balance at the statutory rate. Installment payments to the State of $40,000 per month have been made by Company commencing on August 1, 1996. Company also is liable for New York State Utility Tax for periods after December 31, 1992. The state has asserted tax for the years 1993 through 1995, in the sum of $636,404 plus interest of $249,521 through December 31, 1998. Company is currently reviewing the amount of the asserted tax and will negotiate a payment schedule for the aforesaid liability when finally determined.

        The City of New York has asserted a utility tax deficiency in the amount of $277,125 against Company, through December 31, 1994, in connection with water, steam and non-metered electricity rent inclusion charges to tenants, plus accrued interest of approximately $233,390 through December 31, 1998. Company is contesting the calculation of the City's proposed utility tax deficiency before the New York City Tax Appeals Tribunal. The final outcome of Company's appeal cannot presently be determined. It is anticipated that New York City will seek to impose liability on Company for additional New York City utility tax for periods after December 31, 1994. The amount of such additional tax has yet to be determined.

        Wien & Malkin LLP and Peter Malkin are engaged in a dispute with Helmsley Spear, Inc. concerning the future management, leasing and supervision of the Company's property. In this connection, certain legal and professional fees and other expenses have been paid and incurred and additional costs are expected to be incurred. The Company's allocable share of such costs, if any, is as yet undetermined. Accordingly, the Company has not provided for the expense and related liability with respect to such cost in these financial statements.

  5.	Net credit re water charges

        Prior to 1998, The City of New York had rendered estimated water charges for approximately one and one-half years because it had not read the various water meters. During 1997, Company had received charges which were in excess of previously rendered charges and Company then retained a water consultant. The consultant determined that Company had been overcharged in prior years; accordingly, the City of New York rendered credits, attributable to prior years, which exceed the 1998 water expense.
                                      -43-

[LETTERHEAD OF J.H. COHN LLP
ACCOUNTANTS & CONSULTANTS]








INDEPENDENT ACCOUNTANTS' REPORT



To the participants in Empire State Building Associates (a Partnership):


We have audited the accompanying balance sheet of Empire State Building Associates ("Associates") as of December 31, 1999, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of Associates' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire State Building Associates as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 7 to the financial statements, Associates has been included as a defendant in actions with other related parties, including the Agents for Associates and Empire State Building Company, the sublessee.


						J.H. Cohn LLP
						420 Lexington Avenue
						New York, N. Y. 10170




New York, N.Y.
February 23, 2000

                EMPIRE STATE BUILDING ASSOCIATES

                        BALANCE SHEET

	              DECEMBER 31, 1999




Assets
	Cash and cash equivalents:
         The Chase Manhattan Bank                          $       4,249
         Distribution account held by Wien & Malkin LLP          324,111
         Fidelity U.S. Treasury Income Portfolio               9,209,075
                                                               9,537,435
	Additional rent due from Empire
         State Building Company                                  982,109

        Prepaid rent                                              23,831

	Leasehold on Empire State Building,
	 350 Fifth Avenue, New York, N.Y.	$39,000,000
            Less: Accumulated amortization
              of leasehold                       36,289,894    2,710,106

                     Total assets                            $13,253,481


Liabilities and partners' capital
	Liabilities:
              Accrued supervisory services    $    422,566
              Accrued legal fees                 1,491,886

                     Total liabilities                       $ 1,914,452

	Contingencies

        Partners' capital                                     11,339,029

             Total liabilities and partners' capital         $13,253,481







	See accompanying notes to financial statements.

                   EMPIRE STATE BUILDING ASSOCIATES

                        STATEMENT OF INCOME

                    YEAR ENDED DECEMBER 31, 1999



Income:

        Basic rent                                            $ 6,018,750
	Additional rent						7,582,109
        Dividend income                                           144,690

                      Total income                             13,745,549


Expenses:

        Leasehold rent                            $1,970,000
        Legal fees                                    84,033
	Supervisory services			     581,983

                      Total expenses                           2,636,016

Income before amortization of leasehold                       11,109,533

Amortization of leasehold                                        208,468

Net income                                                   $10,901,065













	See accompanying notes to financial statements.

                EMPIRE STATE BUILDING ASSOCIATES

                STATEMENT OF PARTNERS' CAPITAL

                  YEAR ENDED DECEMBER 31, 1999




Partners' capital, January 1, 1999                                 $ 7,147,297

	Add, Net income for the year ended
         December 31, 1999                                          10,901,065
                                                                    18,048,362
	Less, Distributions:

     Monthly distributions,
      January 1, 1999 through December 31, 1999        $3,889,333

     Additional distribution on March 5, 1999          2,820,000     6,709,333


            Partners' capital, December 31, 1999                   $11,339,029


















	See accompanying notes to financial statements.

                EMPIRE STATE BUILDING ASSOCIATES

                   STATEMENT OF CASH FLOWS

                 YEAR ENDED DECEMBER 31, 1999




Cash flows from operating activities

  Net income                                                   $10,901,065
  Adjustments to reconcile net income to net cash provided by operating activities:

      Amortization of leasehold                                    208,468
      Changes in operating assets and liabilities:
         Additional rent due from
          Empire State Building Company                           (372,257)
         Accrued supervisory services                              242,566
         Accrued legal fees                                         31,545

       Net cash provided by operating activities                11,011,387


Cash flows from financing activities

       Distributions to participants                            (6,709,333)

       Net cash used in financing activities                    (6,709,333)

Net increase in cash and cash equivalents                        4,302,054

Cash and cash equivalents, beginning of year                     5,235,381

       Cash and cash equivalents, end of year                  $ 9,537,435










	See accompanying notes to financial statements.
                             -48-

                EMPIRE STATE BUILDING ASSOCIATES

                 NOTES TO FINANCIAL STATEMENTS

	              DECEMBER 31, 1999



1.  Business Activity

    Empire State Building Associates ("Associates") is a general partnership which holds the tenant's position in the master leasehold of the Empire State Building (the "Building"), located at 350 Fifth Avenue, New York City. Associates subleases the property to Empire State Building Company ("Company").




2.  Summary of Significant Accounting Policies

    Cash and cash equivalents

    Cash and cash equivalents include investments in money market funds and all highly liquid debt instruments purchased with a maturity of three months or less.

    Leasehold and amortization

    The leasehold is stated at cost. Amortization of the leasehold is being computed through its first renewal term by the straight-line method over its estimated useful life of 25 years, from January 1, 1988 to January 5, 2013 (see Note 4).

    Use of estimates

    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




3.  Rent Income and Related Party Transactions

    The sublease provides for the same first renewal term and additional renewal options as the leasehold (see Note 4), less one day. In accordance with the terms of the operating sublease, annual minimum net basic rent is $6,018,750 during the first renewal term, and $5,895,625 during each of the remaining three renewal terms.

    Additional rent under the sublease is payable in an amount equal to 50% of the sublessee's annual net income, as defined, in excess of $1,000,000. Additional rent earned for the year 1999 was $7,582,109.

    A partner in Associates is also a partner in the sublessee.
                            -49-

               EMPIRE STATE BUILDING ASSOCIATES

	NOTES TO FINANCIAL STATEMENTS (Continued)





4.  Leasehold Rent

    Pursuant to an operating lease dated December 27, 1961, as modified February 15, 1965, with the Prudential Insurance Company of America ("Prudential"), leasehold rent represents the net basic rent of $1,970,000 per annum for the remainder of the first renewal term of the lease from January 5, 1992 to January 5, 2013.

    The lease contains options for Associates to renew the leasehold for three additional terms of twenty-one years each. The basic rent is to be reduced to $1,723,750 per annum for each of the remaining three renewal terms.

    On November 27, 1991, Prudential sold the property to E. G. Holding Co., Inc. which, through merger and conveyance, transferred its interest as lessor to Trump Empire State Partners (see Note 7b). Associates' rights under the master leasehold remain unchanged.




5.  Legal Fees, Supervisory Services and Related Party Transactions

    Payments for legal fees and for supervisory services, including disbursements and cost of accounting services, are made to the firm of Wien & Malkin LLP. Some members of that firm are partners in Associates.

    The accompanying statement of income reflects legal expense of $84,033, consisting of an accrual of $39,670 in 1999 for advances by Wien & Malkin LLP, a related party, for expenses of the Agents relating to the Studley suit (see
Note 7) and payments to Wien & Malkin LLP totaling $44,363 for advances to third party professionals in connection with a tender offer. The accompanying balance sheet reflects an accrued liability for legal fees of $1,491,886 through December 31, 1999, which includes an accrued liability for reimbursement owing to Agents of $1,452,216 at December 31, 1998 of their legal and accounting expenses relating to the Studley and Trump suits, plus 1999 accrued expenses of $39,670. Through December 31, 1999 legal and accounting expenses in connection with the Studley suit amounted to $1,179,714, of which $867,410 represents advances by Wien & Malkin LLP to third party professional firms, and $312,304 represents accumulated professional time of Wien & Malkin LLP; in addition, through December 31, 1999 the accrual for accumulated professional time by Wien & Malkin LLP relative to the Trump suits amounted to $312,172. Substantial additional legal and accounting costs may be incurred in both suits.

    The determination of the allocable share of the net legal and accounting costs and disbursements accrued by Associates that are chargeable to Company involve complex issues of fact and law. Therefore, although Associates may be entitled to indemnification from Company, because of uncertainties concerning these issues, amounts for professional fees to be reimbursed to Associates cannot be estimated, and consequently, have not been provided for in the accompanying financial statements.
                              -50-

                EMPIRE STATE BUILDING ASSOCIATES

                NOTES TO FINANCIAL STATEMENTS (Continued)





6.  Income Taxes

    Net income is computed without regard to income tax expense since Associates does not pay a tax on its income; instead, any such taxes are paid by the participants in their individual capacities.




7.  Litigation and Subsequent Events

    a. On October 21, 1991, in an action entitled Studley v. Empire State Building Associates et al., the holder of a $20,000 original participation in Associates brought suit in New York Supreme Court, New York County against the Agents for Associates (Peter L. Malkin, Donald A. Bettex and Alvin Silverman), in their individual capacities and Wien, Malkin & Bettex (currently "Wien & Malkin LLP"), supervisor to Associates. The suit claims that the defendants had engaged in breaches of fiduciary duty and acts of self-dealing in relation to the Agents' solicitation of consents and authorizations from the participants in Associates in September 1991 and in relation to other unrelated acts of the Agents and the sublessee.
By order dated July 14, 1997, the Court granted defendants' application for summary judgment and dismissal of the action. The Plaintiff applied for permission to appeal the Appellate Division's determination to the New York Court of Appeals, and that application was denied by both the Appellate Division and the Court of Appeals. Thereafter, the Plaintiff filed a second complaint, which alleges claims similar to those asserted in the previously dismissed complaint. The defendants applied for dismissal of the second complaint based on the prior dismissal orders and on other grounds. The Court dismissed the second complaint, and Plaintiff has appealed that dismissal to the Appellate Division. It is not possible at this time to predict the outcome or range of potential loss, if any, which might result from this action. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

    b. In December 1994, Associates received a notice of default from Trump Empire State Partners ("Trump"). The Trump default notice to Associates claims that Associates was in violation of its master lease because of extensive work which Company, the sublessee, had undertaken as part of an improvement program that commenced before Trump reportedly acquired its interest in the property in 1994. Trump's notice also complains that the building is in need of repairs. On February 14, 1995, Associates and Company filed an action (the "Action") in New York State Supreme Court against
Trump for a declaratory judgment that none of the matters set forth in the notice of default constitutes a violation of the master lease or sublease, and that the notice of default is entirely without merit. Associates' and Company's suit also seeks an injunction to prevent Trump from implementing the notice of default ("Notice I"). On March 24, 1995, the Court granted Associates a preliminary injunction against Trump. In
1996 the Court granted two additional injunctions against Trump with respect to two additional default notices ("Notices II and III"). The preliminary injunctions prohibit Trump from acting on its notices of default to Associates at any time, pending the prosecution of claims by Associates and Company for a final declaratory judgment and an injunction and other relief against the Trump defendants. The Appellate Court has upheld and affirmed the granting of such preliminary injunctions against the Trump defendants.

                EMPIRE STATE BUILDING ASSOCIATES

7.  Litigation and Subsequent Events (continued)

    On June 5, 1998 the Company and Associates filed a motion for summary judgment in the Action in a companion action (the "Companion Action") entitled Empire State Building Associates and Empire State Building Company
v. Donald Trump et. al., in which plaintiffs seek related declaratory and injunctive relief against Trump and its affiliates with respect to plaintiffs' rights to act as owner of the Building in dealings with the New York City Department of Buildings.

    In a decision and order dated March 10, 1999, the Court awarded partial summary judgment to Associates and Company in the Action, declaring that Notices II and III were invalid and of no force and effect, and further declaring that there was no legal or factual basis for many of the defaults alleged in Notice I. The Court also awarded summary judgment to Associates in the Companion Action, declaring that Associates is entitled to act as "owner" of the Building for purposes of dealing with the New York City Department of Buildings and enjoining Trump from interfering with such right.

    In May 1999, plaintiffs renewed their motion for summary judgment in the Action. At that time, the Trump defendants also filed notices of appeal from the Court's March 10, 1999 decision and order in the Action and Companion Action.

    In a further decision dated December 16, 1999 and entered as final judgment on January 12, 2000, the Court granted plaintiffs' renewed motion for summary judgment in the Action, declaring that the remaining claims of default asserted by Trump were without merit and that plaintiffs were not in default under the master lease.

     On January 31, 2000, the Trump defendants filed a notice of appeal from the January 12, 2000 final judgment entered in the Action. No briefing or other proceedings have yet taken place at the appellate level.

     Plaintiffs intend to challenge any future claims of default by Trump and, if appropriate, to renew their motion for summary judgment. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.




8.  Contingencies

    Wien & Malkin LLP and Peter L. Malkin are engaged in a dispute with Helmsley-Spear, Inc., the building manager of the Empire State Building, concerning the management, leasing and supervision of the property being net leased to the Sublessee. In this connection, certain legal and professional fees and other expenses have been paid and incurred and additional costs are expected to be incurred. Associates' allocable share of such costs cannot as yet be determined. Accordingly, Associates has not provided for the expense and related liability with respect to such costs in the accompanying financial statements.

	EMPIRE STATE BUILDING ASSOCIATES

9.  Concentration of Credit Risk

    Associates maintains cash balances in a bank, money market funds (Fidelity U.S. Treasury Income Portfolio) and a distribution account held by Wien & Malkin LLP. The bank balance is insured by the Federal Deposit Insurance Corporation up to $100,000, and at December 31, 1999 was completely insured. The cash in the money market funds and the account held by Wien & Malkin LLP are not insured. The funds held in the distribution account were paid to the participants on January 1, 2000.

[LETTERHEAD OF MCGRATH, DOYLE & PHAIR
 CERTIFIED PUBLIC ACCOUNTANTS]




Empire State Building Company
60 East 42nd Street
New York, NY  10165

	We have audited the accompanying Comparative Combined Statement of Income of Empire State Building and Observatory for the years ended December 31, 1999 and 1998 for the purpose of determining "Net Operating Profit" and "Overage Rent" as those terms are defined in Section 2.05 of Agreement of Sublease dated December 27, 1961. During the years ended December 31, 1999 and 1998, the entire building, with the exception of the Observatory, was operated by Empire State Building Company and the Observatory was operated by Empire State Building, Inc. The Combined Statement of Income is the responsibility of the management of Empire State Building Company and Empire State Building, Inc. Our responsibility is to express an opinion on the Combined Statement of Income based on our audit.

	We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Income is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Income. We believe that our audit provides a reasonable basis for our opinion.

	In our opinion, the accompanying Comparative Combined Statement of Income of Empire State Building and Observatory presents fairly, in all material respects, the Net Operating Profit and Overage Rent for the years ended December 31, 1999 and 1998, in conformity with Section 2.05 of the aforementioned Agreement dated December 27, 1961.

	As discussed in Note 2 to the Combined Statement of Income, the Empire State Building Company and other related parties have been named as defendants in legal actions. All defendants have denied all material allegations. It is not possible at this time to predict the outcome or range of potential loss, if any, which might result from those actions. No provision for any loss has been made in the accompanying Combined Statement of Income.


New York, NY
March 16, 2000

                Empire State Building and Observatory
                COMPARATIVE COMBINED STATEMENT OF INCOME

                                                                     Increase
                                                1999       1998     (Decrease)
INCOME
 Rent, including electricity                $59,755,165 55,110,840  $4,644,325
 Observatory admissions                      18,420,734 17,803,746     616,988
 Other observatory income                     1,149,970  1,228,170     (78,200)
 Antenna rent                                 5,334,395  5,348,547     (14,152)
 Lease cancellation                                   0     19,184     (19,184)
 Percentage rent                                691,441    676,098      15,343
 Net credit on water charges (Note 4)                 0    366,094    (366,094)
 Other                                          840,707    739,511     101,196
 Total income                                86,192,412 81,292,190   4,900,222

OPERATING EXPENSES
 Rent                                         6,018,750  6,018,750           0
 Real estate taxes                           19,542,337 19,367,733     174,604
 Wages, contract cleaning and protection ser 12,625,802 12,386,259     239,543
 Electricity                                  5,101,519  4,857,861     243,658
 Tenants' and building alterations, repairs  10,555,096 11,157,243    (602,147)
 Management fees and leasing commissions      2,872,316  3,252,369    (380,053)
 Observatory:
  Wages                                       1,863,183  1,786,158      77,025
  Contracted  labor                           2,179,869  2,212,386     (32,517)
  Advertising and public relations              187,103    379,065    (191,962)
  Payroll taxes and other labor cost            656,856    656,879         (23)
  Other taxes and expenses                      188,767    247,833     (59,066)
 Steam                                        1,172,078  1,205,017     (32,939)
 Professional fees (Note 1)                   1,423,216  2,474,890  (1,051,674)
 Payroll taxes and other labor costs          3,560,811  2,980,013     580,798
 Insurance                                      334,288    540,241    (205,953)
 Water (Note 4)                                 453,032          0     453,032
 Rubbish removal                                189,003    399,546    (210,543)
 Advertising                                    430,427    339,632      90,795
 Telephone                                       56,730     84,702     (27,972)
 Sprinkler alarm service                        102,558     63,618      38,940
 Directory service                               17,235      9,219       8,016
 Interest on NYS utility tax (Note 3)            50,192    340,453    (290,261)
 Utility taxes (Note 3)                               0    968,729    (968,729)
 Paging and other intercommunication            110,028     86,578      23,450
 Dues                                            44,478     35,403       9,075
 Licenses and permits                                 0      4,372      (4,372)
 Other expenses                                 292,520    217,537      74,983
 Total expenses before overage rent          70,028,194 72,072,486  (2,044,292)

NET OPERATING PROFIT                        $16,164,218 $9,219,704  $6,944,514

OVERAGE RENT, 50% OF NET OPERATING PROFIT
 IN EXCESS OF $1,000,000                     $7,582,109 $4,109,852  $3,472,257

                  Empire State Building and Observatory
                  NOTES TO COMBINED STATEMENT OF INCOME

NOTE

1. Professional fees include payments to Wien & Malkin LLP. A partner in Wien & Malkin LLP is a partner in Company.

2.    Litigation
(a) On October 21, 1991, Julien J. Studley ("Studley"), the holder of a $20,000 original participation in Empire State Building Associates ("Associates"), the master lessee of the Empire State Building, brought suit against the Agents for Associates (Peter L. Malkin, Donald A. Bettex and Alvin Silverman); Company; Harry B. Helmsley, a partner in Company; and Wien, Malkin & Bettex, supervisor to Associates. The suit claimed that the defendants have engaged in breaches of fiduciary duty and acts of self-dealing in relation to the Agents' solicitation of consents and authorizations of the Participants in Associates in September, 1991, and in relation to other unrelated acts of the Agents and the Sublessee. The suit is styled as a class action, but the Court was not asked to grant class certification. The suit seeks relief including an injunction and an accounting. In 1994, the action was dismissed against Company and Mr. Helmsley. In 1995, the plaintiff amended the complaint to allege, amongst other things, the underpayment by Company of overage rent due to Associates. In June 1996, plaintiff applied for partial summary judgment. In September 1996, defendants applied for summary judgment and dismissal of the action in its entirety. By order and decision dated July 14, 1997, the Court denied the plaintiff's motion for partial summary judgment, granted the defendants' motion for summary judgment, and dismissed the action. The plaintiff filed an appeal with respect to the foregoing order. By decision and order entered April 2, 1998, the Appellate Division of the Supreme Court unanimously affirmed the order dismissing the action. The plaintiff has applied for permission to appeal the Appellate Division's determination to the New York Court of Appeals, and that application has been denied by both the Appellate Division and the Court of Appeals. The plaintiff has filed a new complaint, which alleges claims similar to those asserted in the previously dismissed complaint. The defendants have applied for dismissal of the new complaint based on the prior dismissal orders and on other grounds. In April 1999, the Court granted defendants motion to dismiss the complaint. In May 1999, the plaintiff filed a Notice of Appeal.
It is not possible at this time to predict the outcome or range of potential loss, if any, which results from this action. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

(b) In December 1994, Empire State Building Associates ("Associates") received a notice of default ("Notice I") from Trump Empire State Partners ("Trump"). The Trump default notice to Associates claims that Associates is in violation of its master lease because of extensive work Company has undertaken as part of an improvement program that commenced before Trump reportedly acquired its interest in the property in 1994. Trump's notice also complains that the building is in need of repairs.

                Empire State Building and Observatory
                NOTES TO COMBINED STATEMENT OF INCOME


2.    Litigation - Continued

On February 14, 1995, Associates and Company filed an action in the New York State Supreme Court against Trump for a declaratory judgment that none of the matters set forth in the notice of default constitutes a violation of the master lease or sublease, and that the notice of default is without merit. Associates' and Company's suit also seeks an injunction to prevent Trump from implementing the notice of default.

On March 24, 1995, the New York State Supreme Court, in the foregoing action, granted Associates a preliminary injunction against Trump. Trump, thereafter, served two additional default notices ("Notices II and III") for which the Court had granted additional injunctions against Trump.

The injunctions prohibit Trump from acting on its notices of default to Associates, at any time, pending the prosecution of claims by Associates and Company for a final judgment granting a permanent injunction and other relief against the Trump defendants. On April 8, 1996, the Court granted Associates additional injunctions against Trump, which further prohibit Trump from seeking to terminate Associates' Master Lease. On August 19, 1996, the Court denied a motion by Trump to set aside the injunction granted in favor of Associates and against Trump on March 24, 1995. The Court has directed the parties in the foregoing action to proceed with pretrial discovery. Trump has appealed the Court's injunction orders, and the Appellate Court has unanimously affirmed the appealed orders.

On February 15, 1995, Trump filed an action against Associates, Company, Wien
& Malkin LLP, Harry B. Helmsley, Helmsley Spear, Inc. (the management company of the Building engaged by Company), and the Partners, in New York State Supreme Court, alleging that the notice of default is valid and seeking damages and related relief based thereon. On October 24, 1996, the Court dismissed all of Trump's claims in their entirety as against Associates and all other defendants in the foregoing action. Trump appealed this ruling and the Appellate Court unanimously affirmed dismissal of Trump's claims.

In May 1995, Associates and Company filed a separate legal action against Trump and various affiliated persons for breach of the Master Lease and Sublease and for disparagement of the property in violation of Associates' and Company's leasehold rights. The action was amended to include additional claims by Associates and Company seeking a declaratory judgment that they may act as an owner of the Property for purposes of making applications and related activities pursuant to the New York City Building Code. Trump moved to dismiss the claims concerning the Building Code. By decision and order of October 24, 1996, the Court rejected Trump's motion and sustained Associates' and Company's claims concerning the parties who may act as owner of the Property under the Building Code. The Court directed that the claims should proceed to trial. At the same time, the Court dismissed Associates' and Company's claims against Trump and co-defendants for money damages. The Appellate Court has affirmed that portion of the Court's order dismissing the claims for money damages.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME


2.    Litigation - Continued

On June 5, 1998, Associates and Company filed a motion for summary judgment against Trump and various affiliates that they may act as owner of the Property in dealing with the New York City Department of Buildings.

In a decision and order dated March 10, 1999, the court awarded partial summary judgment to Associates and Company in the action, declaring that Notices II and III were invalid and of no force and effect, and further declaring that there was no legal or factual basis for many of the defaults alleged in Notice I.
The court also stated that Trump appeared to concede that many of the remaining defaults alleged in Notice I had been corrected, and that Trump would be permitted to inspect the Building within 30 days of the date of the order to determine whether these claimed violations had in fact been corrected. Finally, the court directed Trump to notify plaintiffs, within 30 days of the completion of its inspection, as to which defaults it claims still exist, and the court granted plaintiffs' permission to renew their motion for summary judgment with respect to any such remaining claims of default within 30 days of the receipt of Trump's notice. Plaintiffs intend to challenge any such claims of default by Trump and, if appropriate, to renew their motion for summary judgment.

In its March 10, 1999 decision and order, the Court also awarded summary judgment to Associates in the Companion Action, declaring that Associates is entitled to act as "owner" of the Building for purposes of dealing with the Buildings Department and enjoining Trump from interfering with such right.

On December 16, 1999, the New York State Supreme Court dismissed entirely the attempt by Trump to terminate the leasehold. The dismissal order was entered on January 12, 2000. Trump has appealed the Supreme Court's decision.

In connection with the Studley and Trump litigations, Associates may be entitled to reimbursement of its legal and accounting expenses from Company. Through December 31, 1999, such legal and accounting expenses in connection with the Studley suit have amounted to $1,179,714, of which $867,410 has been advanced by Wien & Malkin LLP (a related party) to third-party professional firms, and $312,304 represents accumulated professional time of Wien & Malkin LLP. In addition, through December 31, 1999 the accrual for accumulated professional time by Wien & Malkin LLP amounted to $312,172 in connection with the Trump suits. Substantial additional legal and accounting costs may be incurred in both cases.

The determination of the allocable share of the net legal and accounting costs and disbursements chargeable to Company involve complex issues of fact and law. Because of uncertainties concerning these issues, an amount for professional fees payable by Company cannot be estimated, and therefore, have not been provided for. Resolutions unfavorable to Company could result in material liabilities and charges which have not been reflected in the accompanying financial statements.
                                  -58-


                Empire State Building and Observatory
                NOTES TO COMBINED STATEMENT OF INCOME


2.    Litigation - Continued

(c) Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled Robert D. Gould P.C. v. Empire State Building Company, et al. This lawsuit, which is brought by a tenant in the building, seeks $5,000,000 in damages for an alleged breach of lease and tortious conduct. The Supreme Court entered an order precluding plaintiff from proving damages by reason of its failure to serve an adequate bill of particulars. Plaintiff's motion to vacate the order of preclusion was denied, and its time to appeal from the order of preclusion expired. The action has been transferred to the New York City Civil Court. Plaintiff has taken no step to prosecute the case subsequent to the transfer. The case has been dormant since 1996.

(d) Company is a defendant in an action pending in the United States District Court for the Southern District of New York, entitled R. Gene Smith and Turbo Vision Limited Partnership vs. Neil H. Kessner, Richard C. O'Conor, Neil H. Kessner and Associates, Steven M. Durels, The Empire State Building Company and Stephen A. Tole. This lawsuit, which is brought by the principals of a tenant in the Empire State Building, alleges various claims for damages against the six named defendants in connection with plaintiffs' alleged construction and operation of an entertainment facility in the building. As against the Company, plaintiffs allege fraudulent inducement in connection with matters pertaining to the making of a lease agreement in connection with the foregoing entertainment facility, and to the construction and operation of the foregoing entertainment facility; and breach of the covenant of quiet enjoyment contained in the lease, which was entered into in connection with the foregoing entertainment facility. Plaintiffs allege that they expended funds and incurred future liabilities in connection with the construction and operation of the foregoing entertainment facility, and on each of their claims against the Company, plaintiffs allege damages in an amount not less than $5,000,000 and punitive damages in an amount not less that $10,000,000 (together with interest, attorney's fees, and the costs and disbursements of the action).

The Company has denied the material allegations of the complaint against it and has asserted various affirmative defenses. The Company has also asserted a cross-claim against defendant Stephen A. Tole for indemnification and/or contribution for the entire amount of any damages awarded in plaintiffs' favor against the Company, as well as a cross-claim against defendants Tole, Neil H. Kessner, Richard C. O'Conor, Steven M. Durels and Neil H. Kessner and Associates, jointly and severally, for contribution and/or indemnification for part or all of any such damages. The Company has furthermore filed a third-party complaint against Helmsley-Spear, Inc., as an agent of the Company and the employer of defendant Tole, asserting claims for indemnification, contribution and/or respondeat superior for the entire amount, or part thereof, of any damages awarded in plaintiffs' favor against the Company. The co-defendants and the third-party defendant have denied the material allegations of the cross-claims and third-party complaint.

By a Stipulation and Order of Dismissal filed April 10, 1998, the Federal Court Action was dismissed, without prejudice, as against Company. (Because of that dismissal, certain cross-claims and a third-party complaint asserted by Company were also dismissed without prejudice.) Accordingly, the Federal Court Action is no longer pending against Company.
                                      -59-


                Empire State Building and Observatory
                NOTES TO COMBINED STATEMENT OF INCOME


2.    Litigation - Continued

On April 23, 1998, certain of the plaintiffs in the Federal Court Action (together with other parties) filed a new complaint in New York State court against Company, which was principally the same as the complaint originally filed in the Federal Court Action. Plaintiffs never served that state court complaint on Company and have not prosecuted that action.

In August 1999, Company moved to dismiss the complaint as against it in its entirety. By order dated November 9, 1999, the Supreme Court granted Company's motion and dismissed the complaint. On December 8, 1999, plaintiffs filed a Notice of Appeal of the dismissal order.

The Company intends, and has begun, to defend the action vigorously. The action is presently at a discovery stage, and counsel is not able to express an opinion as to the likely outcome or to estimate amounts or a range of potential losses or gains.

(e)	Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled New York Skyline Inc. v. Empire State Building Company, Empire State Building Associates, Neil H. Kessner, Helmsley-Spear, Inc. and Stephen A. Tole. This lawsuit which is brought by a tenant in the building and commenced on December 23, 1997 seeks at least $205,000,000 in damages. In its complaint, plaintiff-tenant asserts thirteen causes of action (twelve of which are against the Company) in connection with its leases and license agreements of space in the Building and alleges that it is entitled to, among other things, specific performance as to its alleged rights under its leases and licensing agreements with the Company, a declaratory judgment as to the rights of the parties under the leases and licensing agreements as well as any monies allegedly due plaintiff under those agreements, as well as injunctive relief and additional money damages.

On or about February 5, 1998, plaintiff served an amended complaint which, among other things, added Kessner & Cyruli, f/n/a Neil H. Kessner & Associates, former landlord-tenant counsel for the building, and Eileen Aluska, a former Helmsley-Spear, Inc. employee and Peter L. Malkin, as third party-defendants. The amended complaint asserted eleven causes of action against the Company, similar to those asserted in the original complaint.


By order and decision dated April 3, 1998 (the "April 3, 1998 Order"), the Court granted plaintiff a Yellowstone injunction on the condition that plaintiff pay $878,000 in back rent to the Company and ordered that a hearing be held to determine the amount due on disputed rent and license fees. Plaintiff made timely payment of the $878,000 to the Company. The hearing to determine the amount due on disputed rent and license fees has not yet been held.

On March 16, 1998 the Company moved to dismiss the second, third, fifth, sixth, eighth, ninth and eleventh causes of action with respect to the amended complaint. By decision and order dated February 25, 1999, the Court granted the Company's motion to dismiss the second, fifth, sixth, eighth, ninth and eleventh causes of action, and denied the Company's motion to dismiss the third cause of action.
                                   -60-

                Empire State Building and Observatory
                NOTES TO COMBINED STATEMENT OF INCOME



2.    Litigation - Continued

By order to show cause dated December 22, 1998, plaintiff moved for a temporary restraining order and preliminary injunction preventing the Company from seeking to enforce a Notice of Default that the Company had served on plaintiff with respect to certain space leased to plaintiff under the lease dated as of March 1996 covering Rooms 209-214, 233-250 and 340-346 in the Building. The Company has opposed the motion and oral argument on the motion has not yet taken place.


Company and plaintiff entered into a settlement agreement (the "Settlement Agreement") dated as of December 30, 1999. Pursuant to the Settlement Agreement, the parties entered into a stipulation dismissing with prejudice the plaintiff's action against Company and all of the other defendants.

Under the Settlement Agreement, plaintiff and each of the defendants in the Action exchanged mutual general releases. In particular, the release from Company released plaintiff from, among other things, "any and all claims for rent, additional rent and/or license fees due through December 1999 under [Skyline's] leases and license agreements with Company". The amount Company claimed was owed from plaintiff through December 1999 exceeded $1.5 million. The Company release to plaintiff does not cover plaintiff 's rent and license obligations on a going forward basis under plaintiff 's remaining leases and license agreement with Company. Those obligations continue.

Simultaneously with entering into the Settlement Agreement, Company and plaintiff entered into a Surrender Agreement (dated as of December 30, 1999) pursuant to which plaintiff surrendered to Company space it had leased on the 2nd and 3rd floor of the Empire State Building under a lease running through July 2016.

As a further part of the Settlement Agreement, Company and plaintiff entered into a Second Modification of License Agreement which changed certain of the parties' obligations to each other under the existing license agreement and may, under certain circumstances, lead to additional license fees being paid to Company.

Finally, as part of the Settlement Agreement, Company and plaintiff entered into a Third Amendment of Lease which changed an additional rent escalation clause from an operating expense calculation to one using the Consumer Price Index.

                                      -61-


                Empire State Building and Observatory
                NOTES TO COMBINED STATEMENT OF INCOME



2.    Litigation - Continued

(f)	Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled Magnifique Parfumes And Cosmetics, Inc. d/b/a Perfumania v. Empire State Building Inc.

This is an action commenced on or about October 15, 1998 against Company (incorrectly named in the action as "Empire State Building, Inc.").

This lawsuit which is brought by a tenant in the building seeks at least $700,000 in damages. In its complaint, plaintiff-tenant alleges that the Company breached its lease with plaintiff by, among other things, charging plaintiff for electricity on a submetering basis at a rate which far exceeds the rate permissable under the lease.

On or about February 2, 1999, the Company served an answer to the complaint. The answer denied the material allegations of the complaint and asserted eight affirmative defenses.

On or about February 22, 1999, the Company served an amended answer and counterclaim. The amended answer denied the material allegations of the complaint and asserted nine affirmative defenses.

The counterclaim against plaintiff and Perfumania, Inc. (as guarantor) alleges that plaintiff breached certain obligations under the lease to pay certain rent, electricity and operating expense charges and owes the Company $37,312.11 in arrears under the lease.

The Company intends to contest the case vigorously.

(g)	Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled Duane Reade v. Walgreen Co. and Empire State Building. This is an action which is brought by a tenant in the building and commenced on February 14, 2000.

Plaintiff alleges, among other things, that Company misled plaintiff in negotiations for a renewal of its current lease that expires on April 30, 2000, and wrongfully entered into a lease with Walgreen for the space currently occupied by plaintiff.

The complaint seeks no money damages, but instead seeks a judgment declaring that the lease between Walgreen and Company be deemed a renewal of the lease between Company and plaintiff, and that plaintiff be substituted for Walgreen as the tenant under the Walgreen lease. Alternatively, the complaint seeks a judgment declaring that the Walgreen lease is a graft upon plaintiff's existing lease for it's use and benefit and that plaintiff have all rights of the tenant under the Walgreen lease.

Company's time to move or answer in response to the complaint has been extended by written stipulation to March 20, 2000. Company intends to contest the case vigorously.
                                 -62-


                Empire State Building and Observatory
                NOTES TO COMBINED STATEMENT OF INCOME

NOTE
3.    Liabilities

The State of New York has asserted utility tax deficiencies of $1,528,816 through December 31, 1992 in connection with water, steam and non-metered electricity rent inclusion charges to tenants, plus estimated accrued interest of $797,713.

The Supreme Court, New York County granted summary judgment in favor of the State, holding that the State utility tax applies to such rent inclusion charges. The ruling was affirmed by the Appellate Division. Company sought permission to appeal the Appellate Division's decision and order to the Court of Appeals. The Court of Appeals denied Company's motion. In May, 1996,
Company entered into a settlement agreement with the State. Pursuant to the terms of the settlement agreement, Company agreed to pay the State $979,109, plus interest of approximately $605,000 through July 31, 1996. The State has agreed to payment of the aforesaid liability over a period of four years, commencing August, 1996, in equal monthly installments of $40,000, including interest on the unpaid balance at the statutory rate. Installment payments to the State of $40,000 per month have been made by Company commencing on August
1, 1996. Company also is liable for New York State Utility Tax for periods after December 31, 1992. The state has asserted tax for the years 1993 through 1995, in the sum of $243,270 plus interest of $114,918 through December 31, 1999. Company is currently negotiating a payment schedule for the aforesaid liability. It is anticipated that New York State will seek to impose liability on Company for state utility tax for periods after December 31, 1995 through December 31, 1997. The amount of such additional tax has yet to be determined. The imposition of both New York State and New York City utility taxes on non-metered electricity rent inclusion charges was repealed effective January 1, 1998.

The City of New York has asserted a utility tax deficiency in the amount of $277,125 against Company, through December 31, 1994, in connection with water, steam and non-metered electricity rent inclusion charges to tenants, plus accrued interest of approximately $315,610 through December 31, 1999. Company is contesting the calculation of the City's proposed utility tax deficiency before the New York City Tax Appeals Tribunal. The final outcome of Company's appeal cannot presently be determined. Under a settlement proposed by New York City for all taxpayers, Company will settle utility taxes for all open years by paying the tax for only the year 1997, the determination of which is pending.

Wien & Malkin LLP and Peter L. Malkin are engaged in a dispute with Helmsley Spear, Inc. concerning the management, leasing and supervision of the Company's property. In this connection, certain legal and professional fees and other expenses have been paid and incurred and additional costs are expected to be incurred. The Company's allocable share of such costs is as yet undetermined. Accordingly, the Company has not provided for the expense and related liability with respect to such cost in these financial statements.

4.    Net credit re water charges

Prior to 1998, The City of New York had rendered estimated water charges for approximately one and one-half years because it had not read the various water meters. During 1997, Company had received charges which were in excess of previously rendered charges and Company then retained a water consultant.
The consultant determined that Company had been overcharged in prior years; accordingly, the City of New York rendered credits, attributable to prior years, which exceed the 1998 water expense.


                                 - 63-



[LETTERHEAD OF J.H. COHN
ACCOUNTANTS & CONSULTANTS]



INDEPENDENT ACCOUNTANTS' REPORT



To the participants in Empire State Building Associates (a Partnership):


We have audited the accompanying balance sheet of Empire State Building Associates ("Associates") as of December 31, 2000, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of Associates' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire State Building Associates as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



						J.H. Cohn LLP
						1212 Avenue of the Americas
						New York, N. Y. 10036

March 15, 2001
                              -64-
                EMPIRE STATE BUILDING ASSOCIATES

                        BALANCE SHEET

	              DECEMBER 31, 2000






Assets
   Cash and cash equivalents:
      The Chase Manhattan Bank                          $       1,418
      Distribution account held by Wien & Malkin LLP          324,111
      Fidelity U.S. Treasury Income Portfolio              15,408,212
                                                           15,733,741
      Additional rent due from Empire
        State Building Company                              2,583,762

      Prepaid rent                                             23,831

      Leasehold on Empire State Building,
        350 Fifth Avenue, New York, N.Y.      $39,000,000
             Less: Accumulated amortization
                   of leasehold                36,498,362   2,501,638

                   Total assets                           $20,842,972


Liabilities and partners' capital
      Liabilities:
        Accrued supervisory services        $    843,310
           Accrued legal fees                  1,854,565

      Total liabilities                                  $ 2,697,875

 	Contingencies

        Partners' capital                                 18,145,097

     Total liabilities and partners' capital             $20,842,972








	See accompanying notes to financial statements.

                          -65-

                EMPIRE STATE BUILDING ASSOCIATES

                   STATEMENT OF INCOME

                 YEAR ENDED DECEMBER 31, 2000





Income:

        Basic rent                                         $ 6,018,750
        Additional rent                                     14,583,762
        Dividend income                                        256,963

                   Total income                             20,859,475


Expenses:

        Leasehold rent                        $1,970,000
        Legal fees                               362,679
        Supervisory services                   1,002,727

                  Total expenses                            3,335,406

Income before amortization of leasehold                    17,524,069

Amortization of leasehold                                     208,468

Net income                                                $17,315,601

















	See accompanying notes to financial statements.

                              -66-

                 EMPIRE STATE BUILDING ASSOCIATES

                 STATEMENT OF PARTNERS' CAPITAL

                  YEAR ENDED DECEMBER 31, 2000




Partners' capital, January 1, 2000                               $11,339,029

   Add, Net income for the year ended
     December 31, 2000                                            17,315,601

                                                                  28,654,630
   Less, Distributions:

    Monthly distributions,
     January 1, 2000 through December 31, 2000       $3,889,333

    Additional distribution on March 5, 2000          6,620,200  10,509,533


                Partners' capital, December 31, 2000            $18,145,097

























	See accompanying notes to financial statements.
                              -67-

                EMPIRE STATE BUILDING ASSOCIATES

                   STATEMENT OF CASH FLOWS

                    YEAR ENDED DECEMBER 31, 2000




Cash flows from operating activities

   Net income                                              $ 17,315,601
   Adjustments to reconcile net income to net cash provided by operating activities:

         Amortization of leasehold                              208,468
         Changes in operating assets and liabilities:
         Additional rent due from
         Empire State Building Company                      (1,601,653)
         Accrued supervisory services                          420,744
         Accrued legal fees                                    362,679

   Net cash provided by operating activities                16,705,839


Cash flows from financing activities

        Distributions to participants                     (10,509,533)

         Net cash used in financing activities            (10,509,533)

Net increase in cash and cash equivalents                   6,196,306

Cash and cash equivalents, beginning of year		     9,537,435

          Cash and cash equivalents, end of year          $ 15,733,741















	See accompanying notes to financial statements.

                EMPIRE STATE BUILDING ASSOCIATES

                 NOTES TO FINANCIAL STATEMENTS

	              DECEMBER 31, 2000



1.	Business Activity

Empire State Building Associates ("Associates") is a general partnership which holds the tenant's position in the master leasehold of the Empire State Building (the "Building"), located at 350 Fifth Avenue, New York City. Associates subleases the property to Empire State Building Company ("Company").




2.	Summary of Significant Accounting Policies

        Cash and cash equivalents

        Cash and cash equivalents include investments in money market funds and all highly liquid debt instruments purchased with a maturity of three months or less.

        Leasehold and amortization

        The leasehold is stated at cost. Amortization of the leasehold is being computed through its first renewal term by the straight-line method over its estimated useful life of 25 years, from January 1, 1988 to January 5, 2013 (see
Note 4).

        Use of estimates

        In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Rent Income and Related Party Transactions

	The sublease provides for the same first renewal term and additional renewal options as the leasehold (see Note 4), less one day. In accordance with the terms of the operating sublease, annual minimum net basic rent is $6,018,750 during the first renewal term, and $5,895,625 during each of the remaining three renewal terms.

	Additional rent under the sublease is payable in an amount equal to 50% of the sublessee's annual net income, as defined, in excess of $1,000,000. Additional rent earned for the year 2000 was $14,583,762.

	A partner in Associates is also a partner in the sublessee.

                   EMPIRE STATE BUILDING ASSOCIATES

4. 	Leasehold Rent

	Pursuant to an operating lease dated December 27, 1961, as modified February 15, 1965, with the Prudential Insurance Company of America ("Prudential"), leasehold rent represents the net basic rent of $1,970,000 per annum for the remainder of the first renewal term of the lease from January 5, 1992 to January 5, 2013.

	The lease contains options for Associates to renew the leasehold for three additional terms of twenty-one years each. The basic rent is to be reduced to $1,723,750 per annum for each of the remaining three renewal terms.

	On November 27, 1991, Prudential sold the property to E. G. Holding Co., Inc. which, through merger and conveyance, transferred its interest as lessor to Trump Empire State Partners (see Note 7b). Associates' rights under the master leasehold remain unchanged.



5.	Legal fees. Supervisory Services and Related Party Transactions

Payments for legal fees and for supervisory services, including disbursements and costs of accounting services, are made to the firm of Wien & Malkin LLP, a related party. Some members of that firm are partners in Associates.

Subsequent to the balance sheet date, $312,172 was paid to Wien & Malkin LLP for legal expenses relating to the successfully concluded Trump suits (see Note
7b).

Substantial legal and accounting expenses have been incurred in connection with the Studley litigation (see Note 7a). As of December 31, 2000, such fees and expenses aggregated $1,542,393, of which Wien & Malkin LLP has advanced $1,086,796 to third-party professional firms, and the balance represents the total time-charges and related disbursements to date for litigation services of Wien & Malkin LLP. Associates may be entitled to reimbursement from Company for some or all of such expenses as finally computed. The determination of the allocable share of Associates' legal and accounting costs and disbursements which are chargeable to Company involves complex issues of fact and law. Because of uncertainties concerning these issues, the amount of professional fees required to be borne by Company cannot be estimated and has not been provided for, except that Associates maintains general cash reserves in excess of the total amount of all unpaid professional fees related to the defense of the Studley litigation.

            EMPIRE STATE BUILDING ASSOCIATES

6.	Income Taxes

Net income is computed without regard to income tax expense since Associates does not pay a tax on its income; instead, any such taxes are paid by the participants in their individual capacities.


7.	Litigation and Subsequent Events

a. On October 21, 1991, in an action entitled Studley v. Empire State Building Associates et al., the holder of a $20,000 original participation in Associates brought suit in New York Supreme Court, New York County against the Agents for Associates (Peter L. Malkin, Donald A. Bettex and Alvin Silverman) in their individual capacities and Wien, Malkin & Bettex (currently "Wien & Malkin LLP"), supervisor to Associates. The suit claims that the defendants had engaged in breaches of fiduciary duty and acts of self-dealing in relation to the Agents' solicitation of consents and authorizations from the participants in Associates in September 1991 and in relation to other unrelated acts of the Agents and the sublessee. By order dated July 14, 1997, the Court granted defendants' application for summary judgment and dismissal of the action. The Plaintiff applied for permission to appeal the Appellate Division's determination to the New York Court of Appeals, and that application was denied by both the Appellate Division and the Court of Appeals. Thereafter, the Plaintiff filed a second complaint, which alleges claims similar to those asserted in the previously dismissed complaint. The defendants applied for dismissal of the second complaint based on the prior dismissal orders and on other grounds. The Court dismissed the second complaint, and Plaintiff has appealed that dismissal to the Appellate Division. On October 17, 2000, the Appellate Division of the Supreme Court unanimously affirmed the dismissal of the Plaintiff's complaint. In January 2001, the Appellate Division denied Plaintiff's request to appeal the dismissal to the Court of Appeals. On February 21, 2001, Plaintiff submitted an application requesting permission to appeal the dismissal to the Court of Appeals. It is not possible at this time to predict the outcome or range of potential loss, if any, which might result from this action. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

b. In December 1994, Associates received a notice of default from Trump Empire State Partners ("Trump"). The Trump default notice to Associates claims that Associates was in violation of its master lease because of extensive work which Company, the sublessee, had undertaken as part of an improvement program that commenced before Trump reportedly acquired its interest in the property in 1994. Trump's notice also complains that the building is in need of repairs. On February 14, 1995, Associates and Company filed an action (the "Action") in New York State Supreme Court against
Trump for a declaratory judgment that none of the matters set forth in the notice of default constitutes a violation of the master lease or sublease and that the notice of default is entirely without merit. Associates' and Company's suit also seeks an injunction to prevent Trump from implementing the notice of default ("Notice I"). On March 24, 1995, the Court granted Associates a preliminary injunction against Trump. In 1996 the Court granted two additional injunctions against Trump with respect to two additional default notices ("Notices II and III"). The preliminary injunctions prohibit Trump from acting on its notices of default to Associates at any time, pending the prosecution of claims by Associates and Company for a final declaratory judgment and an injunction and other relief against the Trump defendants.
The Appellate Court has upheld and affirmed the granting of such preliminary injunctions against the Trump defendants.

                EMPIRE STATE BUILDING ASSOCIATES

7.	Litigation and Subsequent Events (continued)

On June 5, 1998, Company and Associates filed a motion for summary judgment in the Action in a companion action (the "Companion Action") entitled Empire State Building Associates and Empire State Building Company v. Donald Trump et. al., in which plaintiffs seek related declaratory and injunctive relief against Trump and its affiliates with respect to plaintiffs' rights to act as owner of the Building in dealings with the New York City Department of Buildings.

In a decision and order dated March 10, 1999, the Court awarded partial summary judgment to Associates and Company in the Action, declaring that Notices II and III were invalid and of no force and effect, and further declaring that there was no legal or factual basis for many of the defaults alleged in Notice I.
The Court also awarded summary judgment to Associates in the Companion
Action, declaring that Associates is entitled to act as "owner" of the Building for purposes of dealing with the New York City Department of Buildings and enjoining Trump from interfering with such right.

In May 1999, plaintiffs renewed their motion for summary judgment in the Action. At that time, the Trump defendants also filed notices of appeal from the Court's March 10, 1999 decision and order in the Action and Companion Action.

In a further decision dated December 16, 1999 and entered as final judgment on January 12, 2000, the Court granted plaintiffs' renewed motion for summary judgment in the Action, declaring that the remaining claims of default asserted by Trump were without merit and that plaintiffs were not in default under the master lease.

On January 31, 2000, the Trump defendants filed a notice of appeal from the January 12, 2000 final judgment entered in the Action, and in June 2000, the Appellate Division affirmed the judgement in favor of Associates and Company and against Trump.

Plaintiffs intend to challenge any future claims of default by Trump and, if appropriate, to renew their motion for summary judgment. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.




8.	Contingencies

Wien & Malkin LLP and Peter L. Malkin are engaged in a dispute with Helmsley-Spear, Inc., the building manager of the Empire State Building, concerning the management, leasing and supervision of the property net leased to the Sublessee. In this connection, certain legal and professional fees and other expenses have been paid and incurred and additional costs are expected to be incurred. Associates' allocable share of such costs cannot as yet be determined. Accordingly, Associates has not provided for the expense and related liability with respect to such costs in the accompanying financial statements.

	EMPIRE STATE BUILDING ASSOCIATES

9.	Concentration of Credit Risk

Associates maintains cash balances in a bank, money market funds (Fidelity U.S. Treasury Income Portfolio) and a distribution account held by Wien & Malkin LLP. The bank balance is insured by the Federal Deposit Insurance
Corporation up to $100,000, and at December 31, 2000 was completely insured. The cash in the money market funds and the account held by Wien & Malkin LLP are not insured. The funds held in the distribution account were paid to the participants on January 1, 2001.


10.	Receipt of Warrants and Stock in Telecommunications Companies

In 2000, Associates received 15,614 shares of common stock of Broadband Office, Inc., and warrants to acquire 40,150 shares and 36,000 shares of common stock of Gillette Global Network, Inc. ("Gillette") and ENN Providers, Inc. ("Narrowcast"), respectively, (each of the aforementioned companies collectively referred to as the "Corporations"). The stock and warrants were provided to Associates for allowing the Corporations, at little or no cost to Associates, to wire the Building to provide high speed internet access and other telecommunications services, the installation of monitors in the building's elevator cabs to display current news and weather reports, advertisements and building information messages. Company received an equal amount of shares and warrants. In addition, Company will receive from 5% to 10% of the revenues generated by such services from advertising and subscriptions with tenants of the building. No income from these sources was earned in 2000. The warrants are exercisable, generally, following an initial public offering ("IPO") of each of the Corporations. There is no expectation that such an IPO will occur at anytime soon. The Gillette and Narrowcast warrants expire on August 29, 2003 and August 17, 2005, respectively. There are restrictions as to the transfer of stock and there is no current market for the warrants or the stock. Since they did not have an ascertainable value as of the date they were granted or at December 31, 2000, no amounts have been recorded in the accompanying financial statements for such warrants or shares.

			EMPIRE STATE BUILDING AND OBSERVATORY

			COMPARATIVE COMBINED STATEMENT OF INCOME

					YEARS ENDED

				   DECEMBER 31, 2000

					  AND

				   DECEMBER 31, 1999



























Dated:
New York,  NY
March 14, 2001
                             -74-


                MCGRATH, DOYLE & PHAIR
                CERTIFIED PUBLIC ACCOUNTANTS
                        150 BROADWAY
                  NEW YORK, NY 10038-4499
                        (212) 571-2300
                FAX: 9212) 385-0836




Empire State Building Company
60 East 42nd Street
New York, NY  10165

	We have audited the accompanying Comparative Combined Statement of Income of Empire State Building and Observatory for the years ended December 31, 2000 and 1999 for the purpose of determining "Net Operating Profit" and "Overage Rent" as those terms are defined in Section 2.05 of Agreement of Sublease dated December 27, 1961. During the years ended December 31, 2000 and 1999, the entire building, with the exception of the Observatory, was operated by Empire State Building Company and the Observatory was operated by Empire State Building, Inc. The Combined Statement of Income is the responsibility of the management of Empire State Building Company and Empire State Building, Inc. Our responsibility is to express an opinion on the Combined Statement of Income based on our audit.

	We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Income is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Income. We believe that our audit provides a reasonable basis for our opinion.

	In our opinion, the accompanying Comparative Combined Statement of Income of Empire State Building and Observatory presents fairly, in all material respects, the Net Operating Profit and Overage Rent for the years ended December 31, 2000 and 1999, in conformity with Section 2.05 of the aforementioned Agreement dated December 27, 1961.

	As discussed in Note 3 to the Combined Statement of Income, the Empire State Building Company and other related parties have been named as defendants in legal actions. All defendants have denied all material allegations. It is not possible at this time to predict the outcome or range of potential loss, if any, which might result from those actions. No provision for any loss has been made in the accompanying Combined Statement of Income.

							McGrath, Doyle & Phair
New York, NY
March 14, 2001

                          -75-


                        Empire State Building and Observatory
                COMPARATIVE COMBINED STATEMENT OF INCOME

                                                                    Increase
                                        2000            1999        (Decrease)
INCOME
  Rent, including electricity        $69,461,218    $59,755,165     $9,706,053
  Observatory admissions              23,654,368     18,420,734      5,233,634
  Other observatory income             2,624,108      1,149,970      1,474,138
  Antenna rent                         5,077,548      5,334,395       (256,847)
  Lease cancellation                      67,760         -              67,760
  Percentage rent                        328,434        691,441       (363,007)
  Utility tax reduction (Note 5)         602,434         -             602,434
  Other                                1,033,768        840,707        193,061
  Total income                       102,849,638     86,192,412     16,657,226

OPERATING EXPENSES
  Rent                                 6,018,750      6,018,750           -
  Real estate taxes                   19,523,532     19,542,337        (18,805)
  Wages, contract cleaning and
       protection service             13,165,323     12,625,802        539,521
  Electricity                          7,029,324      5,101,519      1,927,805
  Tenants' and building
    alterations, repairs and supplies  6,823,452     10,555,096     (3,731,644)
    Management fees and leasing
    commissions (Note 1)               4,687,457      2,872,316      1,815,141
  Observatory:
    Wages                              2,278,651      1,863,183        415,468
    Contracted  labor                  2,145,304      2,179,869        (34,565)
    Advertising and public relations     402,858        187,103        215,755
    Payroll taxes and other labor cost   810,417        656,856        153,561
    Other taxes and expenses             348,276        188,767        159,509
  Steam                                1,545,921      1,172,078        373,843
  Professional fees (Note 2)           1,502,321      1,423,216         79,105
  Payroll taxes and other labor costs  3,792,167      3,560,811        231,356
  Insurance                              408,345        334,288         74,057
  Water                                  464,299        453,032         11,267
  Rubbish removal                        175,057        189,003        (13,946)
  Advertising                            678,149        430,427        247,722
  Telephone                              113,263         56,730         56,533
  Sprinkler alarm service                 93,662        102,558        (8,896)
  Directory service                       25,934         17,235         8,699
  Interest on NYS utility tax              6,953         50,192       (43,239)
  Sales and use tax                      158,601           -          158,601
  Interest on sales and use tax           72,655          4,758        67,897
  Paging and other intercommunication    137,704        110,028        27,676
  Dues                                    48,691         44,478         4,213
  Utility tax (refund)                   (55,467)          -          (55,467)
  Other expenses                         280,516        287,762        (7,246)
  Total expenses before overage rent  72,682,115     70,028,194     2,653,921

NET OPERATING PROFIT                 $30,167,523    $16,164,218   $14,003,305

OVERAGE RENT, 50% OF NET OPERATING PROFIT
  IN EXCESS OF $1,000,000            $14,583,762    $7,582,109     $7,001,653
                              -76-

 MCGRATH, DOYLE & PHAIR
CERTIFIED PUBLIC ACCOUNTANTS
150 BROADWAY
NEW YORK, NY 10038-4499
(212) 571-2300
FAX: 9212) 385-0836





						March 26, 2001




Empire State Building Company
New York, N.Y.


We consent to the use of our independent accountants' report dated March 14, 2001 covering our audits of the Comparative Combined Statement of Income of Empire State Building and Observatory in connection with and as part of your December 31, 2000 annual report (Form 10-K) to the Securities and Exchange Commission.


						McGrath, Doyle & Phair



New York, N.Y.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME

NOTE

  1.    During 2000 a leasing commission was paid to a company in which a
  partner in Empire State    Building Company ("Company") has a controlling
  interest.

  2.	Professional fees include payments to Wien & Malkin LLP.  A partner in
  Wien &  Malkin  LLP is a partner in Company.

  3.	Litigation
(a) On October 21, 1991, Julien J. Studley ("Studley"), the holder of a $20,000 original participation in Empire State Building Associates ("Associates"), the master lessee of the Empire State Building, brought suit against the Agents for Associates (Peter L. Malkin, Donald A. Bettex and Alvin Silverman); Company; Harry B. Helmsley, a partner in Company; and Wien, Malkin & Bettex, supervisor to Associates. The suit claimed that the defendants engaged in breaches of fiduciary duty and acts of self-dealing in relation to the Agents' solicitation of consents and authorizations of the Participants in Associates in September, 1991, and in relation to other unrelated acts of the Agents and the Sublessee. The suit is styled as a class action, but the Court was not asked to grant class certification. The suit seeks relief including an injunction and an accounting. In 1994, the action was dismissed against Company and Mr. Helmsley. In 1995, the plaintiff amended the complaint to allege, amongst other things, he underpayment by Company of overage rent due to Associates. In June 1996, plaintiff applied for partial summary judgment. In September 1996, defendants applied for summary judgment and dismissal of the action in its entirety.
By order and decision dated July 14, 1997, the Court denied the plaintiff's motion for partial summary judgment, granted the defendants' motion for summary judgment, and dismissed the action. The plaintiff filed an appeal with respect to the foregoing order. By decision and order entered April 2, 1998, the Appellate Division of the Supreme Court unanimously affirmed the order dismissing the action. The plaintiff applied for permission to appeal the Appellate Division's determination to the New York Court of Appeals, and that application was denied by both the Appellate Division and the Court of Appeals. The plaintiff filed a new complaint, which alleges claims similar to those asserted in the previously dismissed complaint. The defendants have applied for dismissal of the new complaint based on the prior dismissal orders and on other grounds. In April 1999, the Court granted defendants motion to dismiss the complaint. In May 1999, the plaintiff filed a Notice of Appeal. On
October 17, 2000, the Appellate Division of the Supreme Court unanimously affirmed the dismissal of the plaintiff's complaint. In January 2001, the Appellate Division denied plaintiff's request to appeal to the Court of Appeals. On February 21, 2001, plaintiff submitted an application requesting permission to appeal the dismissal to the Court of Appeals. It is not possible at this time to predict the outcome or range of potential loss, if any, which results from this action. No provision for any liability that may result upon adjudication has been made in the accompanying financial statements.

(b) In December 1994, Empire State Building Associates ("Associates") received a notice of default ("Notice I") from Trump Empire State Partners ("Trump"). The Trump default notice to Associates claims that Associates is in violation of its master lease because of extensive work Company has undertaken as part of an improvement program that commenced before Trump reportedly acquired its interest in the property in 1994. Trump's notice also complains that the building is in need of repairs.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME

NOTE

  3.	Litigation - Continued

       On February 14, 1995, Associates and Company filed an action in the New York State Supreme Court against Trump for a declaratory judgment that none of the matters set forth in the notice of default constitutes a violation of the master lease or sublease, and that the notice of default is without merit. Associates' and Company's suit also seeks an injunction to prevent Trump from implementing the notice of default.

On March 24, 1995, the New York State Supreme Court, in the foregoing action, granted Associates a preliminary injunction against Trump. Trump, thereafter, served two additional default notices ("Notices II and III") for which the Court had granted additional injunctions against Trump.

The injunctions prohibit Trump from acting on its notices of default to Associates, at any time, pending the prosecution of claims by Associates and Company for a final judgment granting a permanent injunction and other relief against the Trump defendants. On April 8, 1996, the Court granted Associates additional injunctions against Trump, which further prohibit Trump from seeking to terminate Associates' Master Lease. On August 19, 1996, the
Court denied a motion by Trump to set aside the injunction granted in favor of Associates and against Trump on March 24, 1995. The Court has directed the parties in the foregoing action to proceed with pretrial discovery.
Trump has appealed the Court's injunction orders, and the Appellate Court has unanimously affirmed the appealed orders.


On February 15, 1995, Trump filed an action against Associates, Company, Wien & Malkin LLP, Harry B. Helmsley, Helmsley Spear, Inc. (the management company of the Building engaged by Company), and the Partners, in New York State Supreme Court, alleging that the notice of default is valid and seeking damages and related relief based thereon. On October 24, 1996, the Court dismissed all of Trump's claims in their entirety as against Associates and all other defendants in the foregoing action. Trump appealed this ruling and the Appellate Court unanimously affirmed dismissal of Trump's claims.

In May 1995, Associates and Company filed a separate legal action against Trump and various affiliated persons for breach of the Master Lease and Sublease and for disparagement of the property in violation of Associates' and Company's leasehold rights. The action was amended to include additional claims by Associates and Company seeking a declaratory judgment that they may act as an owner of the Property for purposes of making applications and related activities pursuant to the New York City Building Code. Trump moved to dismiss the claims concerning the Building Code. By decision and order of October 24, 1996, the Court rejected Trump's motion and sustained Associates' and Company's claims concerning the parties who may act as owner of the Property under the Building Code. The Court directed that the claims should proceed to trial. At the same time, the Court dismissed Associates' and Company's claims against Trump and co-defendants for money damages. The Appellate Court has affirmed that portion of the Court's order dismissing the claims for money damages.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME

NOTE

  3.	Litigation - Continued

On June 5, 1998, Associates and Company filed a motion for summary judgment against Trump and various affiliates that they may act as owner of the Property in dealing with the New York City Department of Buildings.

In a decision and order dated March 10, 1999, the court awarded partial summary judgment to Associates and Company in the action, declaring that Notices II and III were invalid and of no force and effect, and further declaring that there was no legal or factual basis for many of the defaults alleged in Notice I. The court also stated that Trump appeared to concede that many of the remaining defaults alleged in Notice I had been corrected, and that Trump would be permitted to inspect the Building within 30 days of the date of the order to determine whether these claimed violations had in fact been corrected. Finally, the court directed Trump to notify plaintiffs, within 30 days of the completion of its inspection, as to which defaults it claims still exist, and the court granted plaintiffs' permission to renew their motion for summary judgment with respect to any such remaining claims of default within 30 days of the receipt of Trump's notice. Plaintiffs intend to challenge any such claims of default by Trump and, if appropriate, to renew their motion for summary judgment.

In its March 10, 1999 decision and order, the Court also awarded summary judgment to Associates in the Companion Action, declaring that Associates is entitled to act as "owner" of the Building for purposes of dealing with the Buildings Department and enjoining Trump from interfering with such right.

On December 16, 1999, the New York State Supreme Court dismissed entirely the attempt by Trump to terminate the leasehold. The dismissal order was entered on January 12, 2000. Trump has appealed the Supreme Court's decision. On April 26, 2000, the appeal was dismissed. In June 2000, the Appellate Division affirmed the judgement in favor of Associates and Company and against Trump.

In connection with the Studley litigation, Associates may be entitled to reimbursement of its legal and accounting expenses from Company. Through December 31, 2000, such legal and accounting expenses in connection with the Studley suit have amounted to $1,542,393, of which $1,086,796 has been advanced by Wien & Malkin LLP (a related party) to third-party professional firms, and the balance represents the updated total of time - charges and related disbursements for litigation services of Wien & Malkin LLP, all based upon review of litigation records from inception.

The determination of the allocable share of the net legal and accounting costs and disbursements chargeable to Company involve complex issues of fact and law. Because of uncertainties concerning these issues, an amount for professional fees payable by Company cannot be estimated, and therefore, have not been provided for. Resolutions unfavorable to Company could result in material liabilities and charges which have not been reflected in the accompanying financial statements.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME

NOTE

  3.	Litigation - Continued

(c)	Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled Robert D. Gould P.C. v. Empire State Building Company, et al. This lawsuit, which is brought by a tenant in the building, seeks $5,000,000 in damages for an alleged breach of lease and tortious conduct. The Supreme Court entered an order precluding plaintiff from proving damages by reason of its failure to serve an adequate bill of particulars. Plaintiff's motion to vacate the order of preclusion was denied, and its time to appeal from the order of preclusion expired. The action has been transferred to the New York City Civil Court. Plaintiff has taken no step to prosecute the case subsequent to the transfer. The case has been dormant since 1996.

(d) Company is a defendant in an action pending in the United States District Court for the Southern District of New York, entitled R. Gene Smith and
Turbo Vision Limited Partnership vs. Neil H. Kessner, Richard C. O'Conor,
Neil H. Kessner and Associates, Steven M. Durels, The Empire State Building Company and Stephen A. Tole. This lawsuit, which is brought by the principals of a tenant in the Empire State Building, alleges various claims for damages against the six named defendants in connection with plaintiffs' alleged construction and operation of an entertainment facility in the building.
As against the Company, plaintiffs allege fraudulent inducement in connection with matters pertaining to the making of a lease agreement in connection with the foregoing entertainment facility, and to the construction and operation of the foregoing entertainment facility; and breach of the covenant of quiet enjoyment contained in the lease, which was entered into in connection with the foregoing entertainment facility. Plaintiffs allege that they expended funds and incurred future liabilities in connection with the construction and operation of the foregoing entertainment facility, and on each of their claims against the Company, plaintiffs allege damages in an amount not less than $5,000,000 and punitive damages in an amount not less that $10,000,000 (together with interest, attorney's fees, and the costs and disbursements of the action).

The Company has denied the material allegations of the complaint against it and has asserted various affirmative defenses. The Company has also asserted a cross-claim against defendant Stephen A. Tole for indemnification and/or contribution for the entire amount of any damages awarded in plaintiffs' favor against the Company, as well as a cross-claim against defendants Tole, Neil H. Kessner, Richard C. O'Conor, Steven M. Durels and Neil H. Kessner and Associates, jointly and severally, for contribution and/or indemnification for part or all of any such damages. The Company has furthermore filed a third-party complaint against Helmsley-Spear, Inc., as an agent of the Company and the employer of defendant Tole, asserting claims for indemnification, contribution and/or respondeat superior for the entire amount, or part thereof, of any damages awarded in plaintiffs' favor against the Company. The co-defendants and the third-party defendant have denied the material allegations of the cross-claims and third-party complaint.

By a Stipulation and Order of Dismissal filed April 10, 1998, the Federal Court Action was dismissed, without prejudice, as against Company.
(Because of that dismissal, certain cross-claims and a third-party complaint asserted by Company were also dismissed without prejudice.) Accordingly, the Federal Court Action is no longer pending against Company.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME


NOTE

  3.	Litigation - Continued

On April 23, 1998, certain of the plaintiffs in the Federal Court Action (together with other parties) filed a new complaint in New York State court against Company, which was principally the same as the complaint originally filed in the Federal Court Action. Plaintiffs never served that state court complaint on Company and have not prosecuted that action.

In August 1999, Company moved to dismiss the complaint as against it in its entirety. By order dated November 9, 1999, the Supreme Court granted Company's motion and dismissed the complaint. On December 8, 1999, plaintiffs filed a Notice of Appeal of the dismissal order. The plaintiffs have failed to perfect their appeal within the time allowed by law. Accordingly, no provision for any liability that may result has been made in the accompanying financial statements.

(e)	Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled New York Skyline Inc.
v. Empire State Building Company, Empire State Building Associates, Neil H. Kessner, Helmsley-Spear, Inc. and Stephen A. Tole. This lawsuit which is brought by a tenant in the building and commenced on December 23, 1997 seeks at least $205,000,000 in damages. In its complaint, plaintiff-tenant asserts thirteen causes of action (twelve of which are against the Company) in connection with its leases and license agreements of space in the Building and alleges that it is entitled to, among other things, specific performance as to its alleged rights under its leases and licensing agreements with the Company, a declaratory judgment as to the rights of the parties under the leases and licensing agreements as well as any monies allegedly due plaintiff under those agreements, as well as injunctive relief and additional money damages.

On or about February 5, 1998, plaintiff served an amended complaint which, among other things, added Kessner & Cyruli, f/n/a Neil H. Kessner & Associates, former landlord-tenant counsel for the building, and Eileen Aluska, a former Helmsley-Spear, Inc. employee and Peter L. Malkin, as third party-defendants. The amended complaint asserted eleven causes of action against the Company, similar to those asserted in the original complaint.


By order and decision dated April 3, 1998 (the "April 3, 1998 Order"), the Court granted plaintiff a Yellowstone injunction on the condition that plaintiff pay $878,000 in back rent to the Company and ordered that a hearing be held to determine the amount due on disputed rent and license fees. Plaintiff made timely payment of the $878,000 to the Company. The hearing to determine the amount due on disputed rent and license fees has not yet been held.

On March 16, 1998 the Company moved to dismiss the second, third, fifth, sixth, eighth, ninth and eleventh causes of action with respect to the amended complaint. By decision and order dated February 25, 1999, the Court granted the Company's motion to dismiss the second, fifth, sixth, eighth, ninth and eleventh causes of action, and denied the Company's motion to dismiss the third cause of action.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME


NOTE

  3.	Litigation - Continued

  	By order to show cause dated December 22, 1998, plaintiff moved for a temporary restraining order and preliminary injunction preventing the Company from seeking to enforce a Notice of Default that the Company had served on plaintiff with respect to certain space leased to plaintiff under the lease dated as of March 1996 covering Rooms 209-214, 233-250 and 340-346 in the Building. The Company has opposed the motion and oral argument on the motion has not yet taken place.

Company and plaintiff entered into a settlement agreement (the "Settlement Agreement") dated as of December 30, 1999. Pursuant to the Settlement Agreement, the parties entered into a stipulation dismissing with prejudice the plaintiff's action against Company and all of the other defendants.

Under the Settlement Agreement, plaintiff and each of the defendants in the Action exchanged mutual general releases. In particular, the release from Company released plaintiff from, among other things, "any and all claims for rent, additional rent and/or license fees due through December 1999 under [Skyline's] leases and license agreements with Company". The amount Company claimed was owed from plaintiff through December 1999 exceeded $1.5 million. The Company release to plaintiff does not cover plaintiff 's rent and license obligations on a going forward basis under plaintiff 's remaining leases and license agreement with Company. Those obligations continue.

Simultaneously with entering into the Settlement Agreement, Company and plaintiff entered into a Surrender Agreement (dated as of December 30, 1999) pursuant to which plaintiff surrendered to Company space it had leased on the 2nd and 3rd floor of the Empire State Building under a lease running through July 2016.

As a further part of the Settlement Agreement, Company and plaintiff entered into a Second Modification of License Agreement which changed certain of the parties' obligations to each other under the existing license agreement and may, under certain circumstances, lead to additional license fees being paid to Company.

Finally, as part of the Settlement Agreement, Company and plaintiff entered into a Third Amendment of Lease which changed an additional rent escalation clause from an operating expense calculation to one using the Consumer Price Index.

Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME

NOTE

  3.	Litigation - Continued
(f)	Company is a defendant in an action instituted in the Supreme Court of the State of New York, County of New York, entitled Magnifique Parfumes And Cosmetics, Inc. d/b/a Perfumania v. Empire State Building Inc.

       This is an action commenced on or about October 15, 1998 against Company (incorrectly named in the action as "Empire State Building, Inc.").

       This lawsuit which is brought by a tenant in the building seeks at least $700,000 in damages. In its complaint, plaintiff-tenant alleges that the Company breached its lease with plaintiff by, among other things, charging plaintiff for electricity on a submetering basis at a rate which far exceeds the rate permissable under the lease.

	On or about February 2, 1999, the Company served an answer to the complaint. The answer denied the material allegations of the complaint and asserted eight affirmative defenses.

	On or about February 22, 1999, the Company served an amended answer and counterclaim. The amended answer denied the material allegations of the complaint and asserted nine affirmative defenses.

	The counterclaim against plaintiff and Perfumania, Inc. (as guarantor) alleges that plaintiff breached certain obligations under the lease to pay certain rent, electricity and operating expense charges and owes the Company $37,312.11 in arrears under the lease.

	 In or about the Fall of 1999, the parties exchanged discovery demands. Thereafter, the parties began engaging in settlement discussions and it was agreed to hold discovery in abeyance. The settlement discussions were never concluded and nothing further has occurred in the case to date.

	In the event plaintiff revives this matter, Company intends to contest the case vigorously while continuing settlement negotiations.

(g)	Company is a defendant in an action instituted in the Supreme Court
of the State of New   York, County of New York, entitled Duane Reade v.
Walgreen Co. and Empire State Building. This is an action which is brought by a tenant in the building and commenced on February 14, 2000.

  	Plaintiff alleges, among other things, that Company misled plaintiff in negotiations for a renewal of its current lease that expired on April 30, 2000, and wrongfully entered into a lease with Walgreen for the space currently occupied by plaintiff.

	The complaint seeks no money damages, but instead seeks a judgment declaring that the lease between Walgreen and Company be deemed a renewal of the lease between Company and plaintiff, and that plaintiff be substituted for Walgreen as the tenant under the Walgreen lease. Alternatively, the complaint seeks a judgment declaring that the Walgreen lease is a graft upon plaintiff's existing lease for it's use and benefit and that plaintiff have all rights of the tenant under the Walgreen lease.
                                -84-
Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME

NOTE

  3.	Litigation - Continued

(g) 	On March 20, 2000, Company and Walgreen each moved to dismiss the
Supreme Court Action as against them. While that motion was pending, on May 2, 2000, Company commenced a holdover proceeding against plaintiff in the Civil Court of the City of New York, County of New York, seeking, among other things, a judgment of possession of the premises and the issuance of a warrant to remove plaintiff (the "Holdover Proceeding").

	By order to show cause dated May 10, 2000, plaintiff moved in the Supreme Court Action to remove and consolidate the Holdover Proceeding with the Supreme Court Action.

	By order dated June 6, 2000, the Supreme Court (i) denied plaintiff's motion to remove and consolidate, (ii) stayed the Supreme Court Action pending the determination of the Holdover Proceeding, and (iii) denied Company's and Walgreen's motions to dismiss, without prejudice to renewal of such motions after the determination of the Holdover Proceeding.

        On June 23, 2000, plaintiff moved in the Holdover Proceeding for a summary determination in its favor, or, in the alternative, for a stay of the proceedings so that discovery could take place. Company cross-moved on August 4, 2000 for a summary determination in its favor. By decision and order dated January 3, 2001 the Court (i) denied plaintiff's motion in its entirety and (ii) denied Company's cross-motion.

	On February 1, 2001, Company moved in the Holdover Proceeding to reargue/renew its cross-motion for summary determination in its favor.
On February 12, 2001, plaintiff cross-moved for reargument of its June 23, 2000 motion. The motion and the cross-motion are currently sub judice.

4.	Liabilities

The State of New York had asserted utility tax deficiencies of $1,528,816 through December 31, 1992 in connection with water, steam and non-metered electricity rent inclusion charges to tenants, plus estimated accrued interest of $797,713.

The Supreme Court, New York County granted summary judgment in favor of the State, holding that the State utility tax applies to such rent inclusion charges. The ruling was affirmed by the Appellate Division. Company sought permission to appeal the Appellate Division's decision and order to the Court of Appeals. The Court of Appeals denied Company's motion. In May, 1996, Company entered into a settlement agreement with the State. Pursuant to the terms of the settlement agreement, Company agreed to pay the State $979,109, plus interest of approximately $605,000 through July 31, 1996.
The State had agreed to payment of the aforesaid liability over a period of four years, commencing August, 1996, in equal monthly installments of $40,000, including interest on the unpaid balance at the statutory rate. Final payment was made in June 2000. The State has proposed a tax assessment for the years 1993 through 1995 in the sum of $243,270 plus accrued interest of approximately $138,100 through December 31, 2000.The foregoing proposed assessment has not yet been finalized.
                                -85-
Empire State Building and Observatory
NOTES TO COMBINED STATEMENT OF INCOME


NOTE

  4. 	Liabilities - Continued

The City of New York had asserted a utility tax deficiency in the amount of $277,125 against Company, through December 31, 1994, in connection with water, steam and non-metered electricity rent inclusion charges to tenants, plus accrued interest or approximately $345,603 through April 30, 2000. Company was also liable for an undetermined amount of additional New York City Utility Tax for periods after December 31, 1994. Under a settlement proposed by New York City to all taxpayers, Company agreed to settle utility taxes for all years by paying the tax only for the year 1997. The City reviewed the records of Company for 1997 and determined that no additional utility tax is payable for periods prior to January 1, 1998. Accordingly, the prior proposed assessment of $277,125 plus interest thereon has been cancelled.

The imposition of both New York State and New York City utility taxes on non-metered electricity rent inclusion charges was repealed effective January 1, 1998.


Wien & Malkin LLP and Peter L. Malkin are engaged in a dispute with Helmsley Spear, Inc. concerning the management, leasing and supervision of the Company's property. In this connection, certain legal and professional fees and other expenses have been paid and incurred and additional costs are expected to be incurred. The Company's allocable share of such costs is as yet undetermined. Accordingly, the Company has not provided for the expense and related liability with respect to such cost in these financial statements.

  5.	Utility tax reduction

The reduction in utility tax of $602,434 represents the difference between the amount of New York State utility tax that had been accrued as opposed to the proposed tax for the years 1993 through 1995. The reduction in utility tax is attributable to a settlement negotiated by Wien & Malkin LLP, which has not yet been finalized.


                              -86-



                        EXHIBIT D

                Summary of Purchase Agreement


Purchase Price:       Not to exceed $57.5 million.

Contract Downpayment: To be held in escrow by Seller's counsel pending closing of the transaction and refundable if (i) Fee Owner defaults or (ii) a condition to Associates' obligation is not satisfied.

Closing Date:         Early 2002, subject to any right to adjourn which may
                      require payment of an additional deposit to be applied to the purchase price at closing.

Closing Expenses:     Associates and the Fee Owner will each bear its own
                      legal expenses. State and local transfer taxes will be paid by the Fee Owner. Associates will pay the premium for its and its lender's title insurance policies, cost of a survey, recording charges for the deed and mortgage, and mortgage recording taxes. Associates will also pay its lender's legal costs for the loan.

Broker:               Only Peter L. Malkin, Anthony E. Malkin, Thomas N.
                      Keltner, Jr., and Wien & Malkin LLP and its affiliates have represented Associates in this transaction. No broker was instrumental or will receive a commission from Associates in this transaction.

Closing Prorations:   Rent under the Master Lease will be prorated as of the
                      Closing Date. Because operating income and expense are for the account of the Operating Sublessee, no other apportionment will be required.

Damage and Destruction:	Pursuant to the existing Master Lease, Associates must
                        restore the Building after any fire or other casualty. Therefore, in spite of any Building fire or casualty damage prior to closing, Associates will remain obligated to close the transaction. All insurance proceeds payable to the Fee Owner will be assigned to Associates. However, the Operating Sublessee maintains the fire and casualty insurance for the Building and is obligated to restore any damage.

Defaults and Remedies:	On default by Associates, the Fee Owner will be entitled
                        to liquidated damages equal to the aggregate of the Contract Downpayment and any additional deposit.

                                -87-

                        On default by the Fee Owner: Associates should have the right, at its option, (i) to sue for specific performance and its legal fees incurred to prosecute such action or (ii) to be repaid the Contract Downpayment and any additional deposit, together with interest earned on such amounts.

Assignment:             Associates may be able to assign the Purchase Agreement
                        without the consent of the Seller to an entity controlled by Associates or with which Associates will purchase the Fee Title. If Associates does not conclude the purchase under the Purchase Agreement, Peter L.
                        Malkin may have the right to assign the Purchase
                        Agreement to any assignee which reimburses Associates for its Contract Downpayment, any additional deposit, and its direct costs in connection with the Purchase
                        Agreement.






                                -88-
                                EXHIBIT E

                           Projections and
        Pro Forma Financial Statements Illustrating Effect on Associates and
           Participants of Assumed Purchase of the Fee Title


                        A. PROJECTIONS FOR 2002

The accompanying 2002 projections assume that Associates attains the projected level of debt financing, purchases the Fee Title without a third party joint venturer, and receives income from additional rent for 2002 that is respectively the same, or 5% greater than, or 5% less than, the amount of additional rent from recurring sources which Associates currently estimates for 2001. The assumptions disclosed here are those which the Agents believe are significant to the projections, and these projections present, to the best of the Agents' knowledge and belief, Associates' expected results of operations for the year ending December 31, 2002 based on such assumptions. Accordingly, the projections reflect, as of the September 12, 2001 date of these projections, management's judgment of the expected conditions and management's expected course of action given these three hypothetical assumptions.

This presentation is designed to assist Participants in understanding the impact of Associates' purchase of the Fee Title on future distributions to Participants and is not intended to be used for other purposes. It should not be considered a presentation of expected future results. Even if the assumptions are met, there will usually be differences between projected and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.




                                    -89-

Comparative Scenario:               Projection with No Change  Projection with 5.00% Increase  Projection with 5.00% Decrease
No Fee Purchase vs. Fee Purchase     in Additional Rent                 in Additional Rent           in Additional Rent
Year 2002 Projections                Static:  Fee Purchase            Static:  Fee Purchase       Static:  Fee Purcha
                                      No Fee     100 %                 No Fee    100 %             No Fee    100 %
                                    Purchase   Mortgage               Purchase  Mortgage         Purchase  Mortgage


Total Transaction

  Source of Funds
   Mortgage                        $      --   59,842,337       $       --   59,842,337      $      --  59,842,337
     Total Purchase Transaction            0   59,842,337                0   59,842,337              0  59,842,337

    Use of Funds
      Purchase Price                      --   57,500,000               --   57,500,000             --  57,500,000
      Legal for Consent, Purchase & Mo    --      325,000               --      325,000             --     325,000
      Lender Legal                        --       50,000               --       50,000             --      50,000
      Appraisal/Survey, etc               --       15,000               --       15,000             --      15,000
      Miscellaneous                       --       30,000               --       30,000             --      30,000
      Finance Fees (1.00%)                --      598,423               --      598,423             --     598,423
      Recording Tax (2.75% on Debt abo    --    1,323,914               --    1,323,914             --   1,323,914
        Total Purchase Transaction         0   59,842,337                0   59,842,337              0  59,842,337



Projected Results for 2002 for a
Participant with a $10,000 Unit

    Taxable Income (Loss)              7,505        6,582            7,823        6,900          7,187       6,264

    Total Pre-tax Distributions        7,568        7,021            7,886        7,339          7,250       6,703

    Net After-tax Distributions     $  4,266        4,125         $  4,444        4,303       $  4,088       3,947




Notes:
    This projection is presented by Associates' Supervisor Wien & Malkin LLP, showing separately the results if Additional Rent for 2002 is the same, or is 5% above, or is 5% below, the Additional Rent now anticipated for 2001 from recurring operating results. Results for any future year cannot be guaranteed.

    This projection illustrates that Participants would receive approximately the same after-tax distributionsfrom Associates' operations in 2002, with or without Associates purchase of the fee title.

    Additional benefits of fee purchase include gain on any future sale, financing efficiencies, and avoidance of cost or risk in defending against third party landlord claims and are not included in this projection. A discussion of additional benefits can be found in "Procjeted Benefits of A cquisition and Financing Program."

    This projection assumes a mortgage for 100% of the purchase transaction costs, at an interest rate of 6.3%p.a., with payments of interst only.
    If mortgage amount were less, Associates would pay such excess with a portion of its reserves. If the interest or payment rate were higher than assumed here, distributions after purchase would be less than shown. Future mortgage terms cannot be assured, and this projection is based on current market information received from prospective lenders.

                                        -90-



Comparative Scenario:             Projection with No Change  Projection with 5.00% Increase  Projection with 5.00% Decrease
No Fee Purchase vs. Fee Purchase     in Additional Rent              in Additional Rent        in Additional Rent
Year 2002 Projections                Static:  Fee Purchase        Static:  Fee Purchase      Static:  Fee Purcha
                                      No Fee     100 %             No Fee    100 %           No Fee    100 %
                                    Purchase   Mortgage           Purchase  Mortgage        Purchase  Mortgage



Pre-tax Distributions
  Regular Distributions from Basic Rent    3,889,333   3,889,333      3,889,333   3,889,333       3,889,333   3,889,333
  Distribution from Additional Rent       21,085,140  19,280,573     22,134,697  20,330,130      20,035,583  18,231,016
    Total Pre-tax Distributions           24,974,473  23,169,906     26,024,030  24,219,463      23,924,916  22,120,349


    Computation of Additional Rent
    Overage Rent                          22,331,000  22,331,000     23,447,550  23,447,550    21,214,450  21,214,450
    Dividend Income                          100,000     100,000        100,000     100,000       100,000     100,000
Add:  Savings from Elimination of Leaseh           0   1,970,000              0   1,970,000             0   1,970,000
Less: Mortgage Payment                             0  (3,889,752)             0  (3,889,752)            0  (3,889,752)
      Subtotal                            22,431,000  20,511,248     23,547,550  21,627,798    21,314,450  19,394,698
Less: Additional Supervisory Fee (6.00%)  (1,345,860) (1,230,675)    (1,412,853) (1,297,668)   (1,278,867) (1.163.682)
       Additional Rent to Associates      21,085,140  19,280,573     22,134,697  20,330,130    20,035,583  18,231,016


Taxable Income (Loss)
    Income
      Basic Rent                           6,018,750   6,018,750      6,018,750   6,018,750     6,018,750   6,018,750
      Additional Rent [Total]             23,331,000  22,331,000     23,447,550  23,447,550    21,214,450  21,214,450
      Dividend Income                        100,000     100,000        100,000     100,000       100,000     100,000
        Total Income                      28,449,750  28,449,750     29,566,300  29,566,300    27,333,200  27,333,200

    Expense
      Leasehold Rent                       1,970,000           0      1,970,000           0     1,970,000           0
      Supervisory Fees
        Basic                                159,417     159,417        159,417     159,417       159,417     159,417
        Additional                         1,345,860   1,230,675      1,412,853   1,297,668     1,278,867   1,163,682
      Amortization of Leasehold              208,468         N/A        208,468         N/A       208,468         N/A
      Mortgage Interest                          N/A   3,889,752            N/A   3,889,752           N/A   3,889,752
      Depreciation & Amortization (New           N/A   1,450,181            N/A   1,450,181           N/A   1,450,181
        Total Expense                      3,683,745   6,730,024      3,750,738   6,797,017     3,616,752   6,663,031

      Taxable Income (Loss)               24,766,005  21,719,726     25,815,562  22,769,283    23,716,448  20,670,169


Net After-tax Distributions
    Taxable Income (Loss)                 24,766,005  21,719,726     25,815,562  22,769,283    23,716,448  20,670,169
    Estimated Overall Tax Rate                44.00%      44.00%         44.00%      44.00%        44.00%      44.00%
        Estimated Tax                     10,897,042   9,556,679     11.358,847  10,018,484    10,435,537   9,094,874

        Net After-tax Distributions       14,077,431  13,613,227     14,665,183  14,200,979    13,489,679  13,025,475



                                        -91-

Comparative Scenario:                 Projection with No Change  Projection with 5.00% Increase  Projection with 5.00% Decrease
No Fee Purchase vs. Fee Purchase         in Additional Rent              in Additional Rent        in Additional Rent
Year 2002 Projections                   Static:  Fee Purchase        Static:  Fee Purchase      Static:  Fee Purcha
                                          No Fee     100 %             No Fee    100 %           No Fee    100 %
                                          Purchase   Mortgage          Purchase  Mortgage        Purchase  Mortgage






Depreciation & Amortization (New)
    Depreciation
      Purchase Price                                  57,500,000                 57,500,000                57,500,000
      Closing Costs associated with the Purchase         160,000                    160,000                   160,000
      Unamortized Cost of the leasehold                2,397,404                  2,397,404                 2,397,404
       Total Allocation                               60,057,404                 60,057,404                60,057,404
      Percentage of Purchase Depreciable                  80.00%                     80.00%                    80.00%
       Depreciable Base                               48,045,923                 48,045,923                48,045,923
      Term of Depreciation                                  39.0                       39.0                      39.0
       Depreciation of Property Purchase               1,231,947                  1,231,947                 1,231,947

    Amortization
      Closing Costs associated with the Mortgage         858,423                    858,423                   858,423
      Debt Recording Tax                               1,323,914                  1,323,914                 1,323,914
       Total                                           2,182,338                  2,182,338                 2,182,338
      Term of Mortgage                                      10.0                       10.0                      10.0
       Amortization                                      218,234                    218,234                   218,234

        Total Depreciation & Amortization              1,450,181                  1,450,181                 1,450,181


 Note:
   This projection was prepared by financial analysts at Associates' Supervisor Wien & Malkin LLP, assuming a Participant has an overall marginal tax rate of 44%, including federal, state, and local income taxes. The results are projected only for 2002, the first full year of the proposed purchase. Tax deductions from depreciation of a property decline gradually. Tax results may vary for an individual Participant, and operating results for any future year cannot be guaranteed.

                                            -92-









        B. PRO FORMA FINANCIALS FOR 2000 AND FOR FIRST SIX
           MONTHS OF 2001

                Introduction to Pro Forma Financials

Empire State Building Associates ("Associates") holds the Master Lease of the Empire State Building (the "Building"), which, with renewal options, expires in 2076. Fee title to the Building and the underlying land (collectively, the "Fee Title") is owned by a third party which has indicated a current intention to sell the Fee Title.

The following unaudited pro forma financial statements prepared by Associates have been included to illustrate the effect upon net income to Associates and distributions to the Participants during prior periods if Associates had purchased the Fee Title with 100% mortgage financing at January 1, 2000, January 1, 2001, or June 30, 2001. Such pro forma financial statements consist of (i) a condensed balance sheet, including certain pro forma adjustments to Associates' historical balance sheet at June 30, 2001 relating to the assumed purchase of the Fee Title on June 30, 2001 and related mortgage and financing costs and (ii) a condensed statement of income for the year ended December 31, 2000 and for the six months ended June 30, 2001, making certain pro forma adjustments to the historical statements of income for those periods to reflect the assumed costs associated with the purchase of the Fee Title, assuming the Fee Title was purchased at the beginning of each period presented, the incurrence of a mortgage loan, and the resulting elimination of certain expenses.

Such pro forma financial statements should be read in conjunction with the historical financial statements of Associates attached hereto. Such statements may not be indicative of Associates' actual earnings or financial position had Associates in fact owned the Fee Title during each of the indicated prior periods. The pro forma information regarding prior periods is for informational purposes only and may not necessarily reflect Associates' future earnings and financial position.

                                -93-

                 Empire State Building Associates
                Pro Forma Condensed Balance Sheet
                        June 30, 2001
                        (Unaudited)


The following pro forma condensed balance sheet should be read in conjunction with the historical financial statements of Associates, the pro forma condensed statements of income, and all the information contained in the Statement to which this is an Exhibit. The pro forma condensed balance sheet gives effect to an assumed mortgage of $59,842,337 to purchase the Property on June 30, 2001, and it may not necessarily reflect the financial position of Associates in the future or as it would have been had such purchase actually been concluded on such date.

                                                Pro Forma
Assets                          Historical      Adjustments        Pro Forma

Current assets:
  Cash and other
      current assets              2,572,682           -             2,572,682
Real estate:
  Leasehold on Empire State
  Building                       39,000,000     (39,000,000)  (a)       -
 Less: Accumulated amortization (36,602,596)     36,602,596   (a)       -
                                  2,397,404      (2,397,404)            -

  Land                              -            12,011,481   (a)  12,011,481
  Building                          -            48,045,923   (a)  48,045,923

                                    -            60,057,404        60,057,404



Mortgage financing costs            -             2,182,337   (b)   2,182,337

Total assets                      4,970,086      59,842,337        64,812,423


                                -94-
                 Empire State Building Associates
                Pro Forma Condensed Balance Sheet
                        June 30, 2001
                        (Unaudited)

Liabilities and Partners' Capital

Current liabilities:
Principal payments on first
mortgage payable within one
year                                   -           -       (c)          -

Long-term liabilities:
Bonds, mortgages and similar
debt: First mortgage payable           -       59,842,337  (c)   59,842,337

Total liabilities                      -       59,842,337        59,842,337



Partners' capital                  4,970,086        -             4,970,086

Total liabilities and partners'
capital                            4,970,086   59,842,337        64,812,423








        The accompanying notes are an integral part of this statement.
                                    -95-

        Notes to Pro Forma Condensed Balance Sheet
                        June 30, 2001
                       (Unaudited)


(a) To reflect purchase of the Fee Title on June 30, 2001 at a cost of $57,500,000, plus expenses of $160,000. The acquisition cost of $57,660,000, together with the unamortized cost of the leasehold on the Empire State Building of $2,397,404, is assumed to have an allocable value of 80% attributable to building and 20% attributable to land. This results in the following allocation:

                 Building        $48,045,923
                 Land             12,011,481
                                 $60,057,404

(b) To capitalize costs incurred in connection with the mortgage financing at an estimated cost of $2,182,337. Assumed costs include a 2.75% mortgage recording tax. Based on the presumed assignment of an existing mortgage having a balance estimated to be $11,700,000, by a current mortgage holder to Associates' assumed lender, the resulting recording tax would be $1,323,914 rather than $1,645,664, a savings of $321,750.

                                 $ 2,182,337

(c) To reflect assumed mortgage financing of $59,842,337, consisting of acquisition costs of $57,660,000 plus mortgage financing costs of $2,182,337. The mortgage is assumed to require no mortgage amortization and monthly payments of interest only of $324,146 at the rate of 6.50% per annum:

                Short-term       $       -0-
                Long-term          59,842,337
                                  $59,842,337

The mortgage is assumed to mature in ten years with a balance of $59,842,337, at which time it is expected to be refinanced.

                Empire State Building Associates
         Pro Forma Condensed Statement of Income
                Year Ended December 31, 2000
                       (Unaudited)


The following pro forma statement of income should be read in conjunction with the historical financial statements of Associates, the pro forma balance sheet, and all the information contained in the Statement to which this is an Exhibit. The pro forma statement of income assumes a purchase of the Fee Title on January 1, 2000 with 100% mortgage financing and may not necessarily reflect the net income of Associates in the future or the net income of Associates had such purchase actually been concluded on such date.




                                                Pro Forma
Revenue:                        Historical      Adjustments      Pro Forma

Rent income, from a
  related party                $20,602,512         -             $20,602,512
Dividend income                    256,963         -                 256,963

                                20,859,475         -              20,859,475

Expenses:
Leasehold rent                   1,970,000    (1,970,000)   (c)        -
Supervisory services, to
  a related party                1,002,727         -               1,002,727
Legal fees                         362,679         -                 362,679
Amortization of leasehold          208,468      (208,468)   (d)        -
Mortgage interest                     -        3,889,752    (b)    3,889,752
Depreciation of building              -        1,231,947    (a)    1,231,947
Amortization of mortgage financing
  costs                                          218,234    (e)      218,234
                                 3,543,874     3,161,465           6,705,339

Net Income                      17,315,601    (3,161,465)        $14,154,136

                   Empire State Building Associates
        Pro Forma Condensed Statement of Income
            Year Ended December 31, 2000
		(Unaudited continued)



Earnings per $10,000
  participation unit,
  based on 3,300 participation
  units outstanding            5,247           -               4,289



Cash distribution per $10,000
  participation unit, based on
  3,300 participation units
  outstanding                 3,185            -              2,603 (f)


Cash distribution after payment of
assumed individual income
taxes, per $10,000 participation
unit, based on 3300
participation units outstanding,
assuming a 44% individual tax
rate                           876              -               716 (g)


        The accompanying notes are an integral part of this statement.

        Notes to Pro Forma Condensed Statement of Income
                Year Ended December 31, 2000
		(Unaudited continued)


(a) To reflect depreciation of building computed on the
    straight-line method over an estimated useful life of 39
    years.                                                   $  1,231,947

(b) To reflect mortgage interest expense at an estimated
    annual interest rate of 6.50%.  This pro forma income
    statement assumes a standing mortgage payable of
    $59,842,337                                              $  3,889,752

(c) To eliminate leasehold rent                              $(1,970,000)

(d) To eliminate amortization of leasehold                   $  (208,468)

(e) To reflect amortization of mortgage financing costs over
    the assumed life of the mortgage (10 years)                  $    218,234

(f) To reflect adjustments to distributions by cash impact of pro-forma adjustments

(g) To reflect adjustments to cash distributions after individual income taxes at assumed rate of 44%. The
    44% tax rate is the presumed maximum effective tax rate assuming each Participant pays federal, state and local income taxes. The effective tax rate for any single individual may differ.

1. The pro forma statement of income does not reflect the scheduled changes to occur in 2013 as follows: (a) reduction in Sublease Rent, (b) increase in Overage Rent resulting from such reduction in Sublease Rent and (c) increase in additional compensation to Wien & Malkin LLP (more fully described under "Potential Conflicts of Interest; Supervisory and Other Services; Ownership of Interests" in the Statement). The effect of these changes would be an increase in annual Net Income of $173,606. Such increase in Net Income is the equivalent of $53 per annum per $10,000 participation unit, based on 3,300 participation units outstanding.

2. If the principal amount of the mortgage is unchanged, but the mortgage interest rate is increased from the 6.50% annual rate used in this pro forma statement of income, Net Income would be decreased by $74,803 per annum for 2000 for each 1/8 percent increase in the mortgage. If the principal amount of the mortgage is unchanged, but the mortgage interest rate is decreased from the 6.50% annual rate used in this pro forma statement of income, Net Income would be increased by $74,803 per annum for 2000 for each 1/8 percent decrease in the mortgage rate. Such changes are the equivalent of $23 per $10,000 participation unit, based on 3,300 participation units outstanding.
                                     -99-


                Notes to Pro Forma Condensed Statement of Income
                   Year Ended December 31, 2000
                        (Unaudited continued)


3. If the mortgage interest rate of 6.50% is unchanged, but the principal amount of the mortgage and aggregate acquisition costs are each increased from the $59,842,337 used in this pro forma statement of income, Net Income would be decreased by $89,262 per annum for 2000 for each $1,000,000 increase to the mortgage (with each $1,000,000 of cost assumed to be allocated 80% to building and 20% to land). If the mortgage interest rate of 6.50% is unchanged, but the principal amount of the mortgage and aggregate acquisition costs are each decreased from the $59,842,337 used in this pro forma statement of income, Net Income would be increased by $89,262 per annum for 2000 for each $1,000,000 decrease to the mortgage. Such changes are the equivalent of $27 per $10,000 participation unit, based on 3,300 participation units outstanding. Authority to increase the mortgage is limited by the terms of the Statement.

4. Regarding the line item for legal fees of $362,679 for year 2000, Associates' accountants have been advised by Wien & Malkin LLP that $143,293 is for fees to Wien & Malkin LLP and $219,386 is for reimbursement of advances made by Wien & Malkin LLP on behalf of Associates to pay third party professional fees.
                                    -100-

                Empire State Building Associates
          Pro Forma Condensed Statement of Income
            Six Months Ended June 30, 2001
                 (Unaudited continued)


        The following pro forma statement of income should be read in conjunction with the historical financial statements of Associates, the pro forma balance sheet, the pro forma statement of income for the Year Ended December 31, 2000, and all the information in the Statement to which this is an Exhibit. The pro forma statement of income assumes a purchase of the Fee Title on January 1, 2001 with 100% mortgage financing and may not necessarily reflect the net income of Associates in the future or the net income of Associates had such purchase actually been concluded on such date.

                                                Pro Forma
Revenues:                       Historical    Adjustments       Pro Forma
Rent income, from a related party
                                3,009,375         -            3,009,375
Dividend income                   195,358         -              195,358
                                3,204,733         -            3,204,733


Expenses:
Leasehold rent                    985,000     (985,000) (c)       -
Supervisory services, to a related
party                              79,708         -               79,708
Legal fees                         54,277         -               54,277
Amortization of leasehold         104,234     (104,234) (d)       -
Mortgage interest                    -       1,944,876  (b)    1,944,876
Depreciation of building             -         615,974  (a)      615,974
Amortization of mortgage financing
costs                                -         109,117  (e)      109,117

                                1,223,219    1,580,733         2,803,952

Net Income                      1,981,514   (1,580,733)          400,781



                                    -101-

                Empire State Building Associates
                Pro Forma Condensed Balance Sheet
                        June 30, 2001
                        (Unaudited)


Earnings per $10,000 participation
 unit, based on 3,300
 participation units outstanding
                                600            -                121


Cash distribution per $10,000
 participation unit, based on
 3,300 participation units
 outstanding                  4,593            -              4,302 (f)


Cash distribution after payment of
 assumed individual income
 taxes, per $10,000 participation
 unit, based on 3300
 participation units outstanding,
 assuming a 44% individual tax
 rate                        4,329              -            4,249(g)


  The accompanying notes are an integral part of this statement.


                                    -102-
                Notes to Pro Forma Condensed Statement of Income
                        Six Months Ended June 30, 2001
	                         (Unaudited)


(a) To reflect depreciation of building computed on the
    straight-line method over an estimated useful life of 39
    years.                                                      $  615,974

(b) To reflect mortgage interest expense at an estimated
    annual interest rate of 6.50%.  This pro forma income
    statement assumes a standing mortgage payable of
    $59,842,337                                                 $  1,944,876

(c) To eliminate leasehold rent                                 $   (985,000)

(d) To eliminate amortization of leasehold                      $   (104,234)

(e) To reflect amortization of mortgage financing costs over
    the assumed life of the mortgage (10 years)                 $    109,117

(f) To reflect adjustments to distributions by cash impact of pro-forma adjustments

(g) To reflect adjustments to cash distributions after individual income taxes at assumed rate of 44%. The
    44% tax rate is the presumed maximum effective tax rate assuming each Participant pays federal, state and local income taxes. The effective tax rate for any single individual may differ.

1. The pro forma statement of income does not reflect the scheduled changes to occur in 2013 as follows: (a) reduction in Sublease Rent, (b) increase in Overage Rent resulting from such reduction in Sublease Rent and (c) increase in additional compensation to Wien & Malkin LLP (more fully described under "Potential Conflicts of Interest; Supervisory and Other Services; Ownership of Interests" in the Statement). The effect of these changes would be an increase in Net Income of $86,803 for the six month period. Such increase in Net Income for the six month period is the equivalent of $26 for the six month period per $10,000 participation unit, based on 3,300 participation units outstanding.

2. If the principal amount of the mortgage is unchanged, but the mortgage interest rate is increased from the 6.50% annual rate used in this pro forma statement of income, Net Income for the six month period would be decreased by $37,402 for each 1/8 percent increase in the mortgage. If the principal amount of the mortgage is unchanged, but the mortgage interest rate is Notes to Pro Forma Condensed Statement of Income Six Months Ended June 30, 2001


                                   -103-
                Notes to Pro Forma Condensed Statement of Income
                       Six Months Ended June 30, 2001
                        (Unaudited continued)

decreased from the 6.50% annual rate used in this pro forma statement of income, Net Income for the six month period would be increased by $37,402 for each 1/8 percent decrease in the mortgage rate. Such changes are the equivalent of $11 per $10,000 participation unit, based on 3,300 participation units outstanding.

3. If the mortgage interest rate of 6.50% is unchanged, but the principal amount of the mortgage and aggregate acquisition costs are each increased from the $59,842,337 used in this pro forma statement of income, Net Income for the six month period would be decreased by $44,631 for each $1,000,000 increase to the mortgage (with each $1,000,000 of cost assumed to be allocated 80% to building and 20% to land). If the mortgage interest rate of 6.50% is unchanged, but the principal amount of the mortgage and aggregate acquisition costs are each decreased from the $59,842,337 used in this pro forma statement of income, Net Income for the six month period would be increased by $44,631 for each $1,000,000 decreae to the mortgage. Such changes are the equivalent of $14 per $10,000 participation unit, based on 3,300 participation units outstanding. Authority to increase the mortgage is limited by the terms of the Statement.

4. Regarding the line item for legal fees of $54,277 for the six months ended June 30, 2001, Associates' accountants have been advised by Wien & Malkin LLP that $53,305 is for reimbursement of advances made by Wien & Malkin LLP on behalf of Associates to pay third party professional fees.



                             -104-
                EMPIRE STATE BUILDING ASSOCIATES
                  CONSENT [AND AGREEMENT**]




In response to the Statement dated September 14, 2001 in the Solicitation of Consents (the "Statement"; terms being used herein as defined therein) from Peter L. Malkin, Anthony E. Malkin, and Thomas N. Keltner, Jr. as Agents, the undersigned Participant in Empire State Building Associates hereby:


A.      CONSENT TO PURCHASE THE FEE TITLE OF THE EMPIRE STATE BUILDING


        *CONSENTS:                              DOES NOT CONSENT:

        Consents to                             Disapproves of

                                                Abstains from


authorizing Associates to purchase the Fee Title to the Empire State Building and the underlying land for a purchase price not to exceed $57.5 million, by amending each Participating Agreement to which the undersigned is a party, all as described in the Statement.


B. 	CONSENT TO MORTGAGE FINANCING FOR THE PURCHASE

        *CONSENTS:                              DOES NOT CONSENT:

        Consents to                             Disapproves of

                                                Abstains from

authorizing Associates to finance up to 100% of Associates' cost for acquisition and financing of the Fee Title by a non-recourse mortgage with an institutional lender, by amending each Participating Agreement to which the undersigned is a party, all as described in the Statement.

C. 	CONSENT TO EFFECT ANY AUTHORIZED PURCHASE AND FINANCING
WITH A JOINT VENTURER

        *CONSENTS:                              DOES NOT CONSENT:

        Consents to                             Disapproves of

                                                Abstains from

authorizing Associates to effect any acquisition and financing authorized pursuant to Items A and/or B above with a third party on joint venture or lease terms as the Agents believe to be beneficial for Associates, by amending each Participating Agreement to which the undersigned is a party, all as described in the Statement.

	*The Agents recommend that Participants consent to all the Proposals in Items A, B, and C above, so that Associates may acquire the Fee Title with both debt and equity resources and may offer the Operating Sublessee and perhaps other third parties an opportunity to participate in the acquisition on terms which the Agents believe to be beneficial for Associates. The Agents do not intend to proceed with the acquisition unless consent is granted for all the Proposals in Items A, B, and C above.


D.	[AGREEMENT WITH WIEN & MALKIN LLP FOR VOLUNTARY COMPENSATION

         AGREES:                           DOES NOT AGREE:


         Agrees                            Does not agree

                                          Abstains from agreement

with Wien & Malkin LLP that the undersigned will pay Wien & Malkin LLP voluntary compensation from certain capital transaction distributions arising after the date of this Agreement and that Wien & Malkin LLP will pay the undersigned a portion of certain incentive compensation arising at any time after January 1, 1992, all as described in the Statement.]


        THE AGENTS RECOMMEND THAT EACH PARTICIPANT CONSENT [AND
                AGREE] TO ALL THE FOREGOING ITEMS.

PLEASE SIGN, DATE, AND PROMPTLY RETURN THIS CONSENT[ AND AGREEMENT].

Dated:          , 2001
                                      ____________________________
							(Signature)


        ONCE GIVEN, CONSENT [AND AGREEMENT] MAY NOT BE REVOKED.
        IF THIS FORM IS SIGNED, DATED AND RETURNED WITHOUT A CHOICE
                                INDICATED,
                THE PARTICIPANT EXECUTING SAME SHALL BE DEEMED
                        TO HAVE CONSENTED [AND AGREED].

[**bracketed items appear in ballot and statement only for certain Participants who have not yet approved voluntary compensation.]